UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12.
SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant
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☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 7, 2011
TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:
     You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida, which will be held at the Port St. Lucie Civic Center, 9221 S.E. Civic Center Place (corner of U.S. Highway 1 and Walton Road), Port St. Lucie, Florida, on Thursday, May 26, 2011, at 3:00 P.M., Local Time.
     Enclosed are the formal notice of annual meeting, proxy statement, proxy card and our 2010 annual report to shareholders. At the meeting, you will be asked to consider and vote upon the proposals outlined in the notice of annual meeting and described in detail in the proxy statement. We hope you can attend the annual meeting and vote your shares in person. However, whether or not you plan to attend the meeting in person, please take the time to vote by completing the enclosed proxy card and returning it to us as soon as possible or by following the telephone or Internet voting procedures described on the proxy card. This action will ensure that we have a quorum and that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person, even if you have previously returned your proxy card.
     If you have any questions about the proxy statement or our annual report, please call us at (772) 287-4000 or write to us at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34994.

Sincerely,

Dennis S. Hudson, III
Chairman & Chief Executive Officer

SEACOAST BANKING CORPORATION OF FLORIDA
815 Colorado Avenue
Stuart, Florida 34994

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2011

     Notice is hereby given that the 2011 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) will be held at the Port St. Lucie Civic Center, 9221 S.E. Civic Center Place (corner of U.S. Highway 1 and Walton Road), Port St. Lucie, Florida, on Thursday, May 26, 2011, at 3:00 P.M., Local Time (collectively, with any adjournments or postponements, the “Meeting”), for the following purposes:
1.	Elect Directors. To re-elect four Class III directors (“Proposal 1”);

2.	NOL Protective Amendment. To adopt a protective amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to restrict certain transfers of the Company’s common stock, $0.10 par value (“Common Stock”), in order to preserve certain tax benefits associated with our net operating losses (“Proposal 2”);

3.	Ratification of Appointment of Independent Auditor. To ratify the appointment of KPMG LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2011 (“Proposal 3”);

4.	Reverse Stock Split Extension. To approve an extension of the time frame from June 21, 2011 to May 25, 2012 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors (“Proposal 4”);

5.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (“Proposal 5”);

6.	Adjournment of the Annual Meeting. To grant the proxy holders discretionary authority to vote to adjourn the Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Meeting, in person or by proxy, to approve Proposals 1, 2, 3, 4 and 5; and

7.	Other Business. To transact such other business as may properly come before the Meeting.
     The enclosed Proxy Statement explains these proposals in greater detail. We urge you to read these materials carefully.
     Only shareholders of record at the close of business on March 24, 2011 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to vote by completing, and returning the enclosed proxy card in the accompanying self-addressed envelope, or by following the telephone or Internet voting procedures described on the proxy card.

By Order of the Board of Directors

Dennis S. Hudson, III
Chairman & Chief Executive Officer
April 7, 2011

YOUR VOTE IS VERY IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE TAKE THE TIME TO VOTE BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED, OR BY FOLLOWING THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED, BY REVOKING THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF SEACOAST BANKING CORPORATION OF FLORIDA
MAY 26, 2011
The Board of Directors of Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 26, 2011, at 3:00 P.M. Local Time (collectively, with any adjournments or postponements, the “Meeting”) at the Port St. Lucie Civic Center, 9221 S.E. Civic Center Place (corner of U.S. Highway 1 and Walton Road), Port St. Lucie, Florida for the purposes set forth in the attached Notice of Meeting. The notice, this proxy statement, the enclosed proxy card and Seacoast’s 2010 Annual Report to Shareholders (“Annual Report”) including financial statements for fiscal year ended December 31, 2010 are first being sent to shareholders on or about April 7, 2011.
QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION MATERIALS
AND THE PROXY SOLICITATION
     Q: Why am I receiving this proxy statement and proxy card?
     A: You are receiving a proxy statement and proxy card from us because on March 24, 2011, the record date set by our Board of Directors for our Meeting (the “Record Date”), you owned shares of Seacoast’s common stock, $0.10 par value (“Common Stock”). Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock owned as of the Record Date. As of the Record Date, there were 93,504,938 shares of Common Stock issued and outstanding.
     The Meeting is being held to consider and vote upon the proposals summarized below under “What matters will be voted on at the Meeting” and described in greater detail elsewhere in this proxy statement. Seacoast’s Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this proxy statement.
     This proxy statement describes the matters that will be presented for consideration by the shareholders at the Meeting. It also gives you background information concerning the proposals to assist you in making an informed decision. Please read it carefully. This notice of meeting, proxy statement and our annual report to shareholders for the year ending December 31, 2010, may also be accessed free of charge from the Internet at: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100425&GKP=1073745099.
     Q: What matters will be voted on at the Meeting?
     A: You are being asked to vote on six proposals summarized as follows:

Proposal 1.	To re-elect four Class III directors;

Proposal 2.	To adopt a protective amendment to our Articles of Incorporation to restrict certain transfers of our Common Stock in order preserve certain tax benefits associated with our net operating losses;

Proposal 3.	To ratify the appointment of KPMG LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2011;

Proposal 4.	To approve an extension of the time frame from June 21, 2011 to May 25, 2012 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or

1-for-30, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors;

Proposal 5.	To allow shareholders to endorse or not endorse, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

Proposal 6.	To grant the proxy holders discretionary authority to vote to adjourn the Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Meeting, in person or by proxy.
     These matters are more fully described in this proxy statement.
     Q: How do I vote?
     A: You are a shareholder of record if your shares of Common Stock are held in your name on the Record Date. If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (which is commonly referred to as “street name”), please see the instructions in the following question.
     Instructions for voting are found on the proxy card. After reviewing this document, please submit your proxy by completing and returning the card in the enclosed envelope or by delivering it via telephone or through the Internet by following the instructions on the proxy card. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Meeting in accordance with your instructions. Your vote is important, and your shares can only be voted if you are present in person or represented by proxy at the Meeting. To ensure your representation at the Meeting, we recommend you vote by proxy even if you plan to attend the Meeting. Please submit your proxy promptly using one of the proxy delivery or voting methods indicated on the proxy card. You can vote in person at the Meeting even if you previously provided a proxy.
     If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” Proposals 1, 2, 3, 4, 5 and 6. If any other matters are properly presented at the Meeting for action, the persons named and acting as proxy and will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Meeting.
     Q: What if my shares are held in street name?
     A: If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as “street name”), then you received this proxy statement from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions for you to provide direction on how to vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
     Under the rules of various securities exchanges, brokers and other record holders may generally vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters, such as an amendment to a company’s articles of incorporation, unless they have received voting instructions from the person for whom they are holding shares. Proposals 1, 2, 4 and 5 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Meeting. You should do this by carefully following the instructions your broker gives you.
     If your shares are held in street name, you are invited to attend the Meeting; however, you may not vote your shares of Common Stock held in street name in person at the Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Meeting. Even if you plan to attend the Meeting, we ask that you complete and return your proxy card in advance of the Meeting in case your plans change.

     Q: How will my shares of stock held in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan be voted?
     A: If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, you are asked to vote the shares held in your account separately. Your voting instructions must be received prior to the Meeting to count. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not properly complete and return a proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion the shares of Common Stock in your account. However, for shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy.
     Q: How will my shares of Common Stock held in Seacoast’s Dividend Reinvestment and Stock Purchase Plan be voted?
     A: If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, your completed proxy will serve as voting instructions to the plan administrator. Shares held in your plan account will be combined and voted at the Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.
     Q: What does it mean if I receive more than one proxy card?
     A: It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers or other nominees. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. Please sign and return ALL proxy cards to ensure that all of your shares are voted.
     Q: What if I change my mind after I return my proxy card?
     A: If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:
•	delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34994, Attention: Corporate Secretary;

•	signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date;

•	timely submitting another proxy via the telephone or Internet; or

•	attending the Meeting and voting in person by written ballot, although attendance at the Meeting will not, by itself, revoke a proxy.
     Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.
     Q: How many shares must be present to hold the Meeting?
     A: To hold a vote on any proposal, a quorum must be present in person or by proxy at the Meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of Common Stock as of the Record Date.
     Shares are counted as present at the Meeting if the shareholder either:
•	is present and votes in person at the Meeting; or

•	has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).
     In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
     On March 24, 2011, the record date, there were 93,504,938 shares of Common Stock issued, outstanding and entitled to be voted, which were held by approximately 1,314 holders of record. Therefore, at least 46,752,470 shares need to be present at the Meeting or represented by proxy in order for a quorum to exist.
     Directors and executive officers of the Company beneficially hold approximately 21,051,534 shares of Common Stock, or 22.4 percent of all the votes entitled to be cast at the Meeting.
     Q: What if a quorum is not present at the Meeting?
     A: If a quorum is not present at the scheduled time of the Meeting, a majority of the shareholders present or represented by proxy may adjourn the Meeting until a quorum is present. The time and place of the adjourned Meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Meeting. The Board of Directors must fix a new Record Date to determine the shareholders entitled to vote at the adjourned Meeting if the Meeting is adjourned more than 120 days after the date fixed for the original Meeting.
     Q: What is the recommendation of the Board of Directors with regard to the proposals?
     A: The Board of Directors of Seacoast believes the proposals described herein are in the best interests of the Company and its shareholders and, accordingly, unanimously recommends that the shareholders vote “FOR” each of the proposals identified in the notice of meeting.
     Q: What options do I have in voting on each of the proposals?
     A: Except with respect to Proposal 1 for the election of directors, you may vote “for,” “against,” or “abstain” on each proposal properly brought before the Meeting. In the election of directors you may vote “for” or “withhold authority to vote for” each nominee.
     Q: How many votes are needed for each proposal?
     A: Proposal 1 requires approval by a “plurality” of the votes cast at the Meeting. This means that Proposal 1 will be approved if more votes cast at the Meeting are voted in favor of the proposal than are voted against the proposal. Votes withheld are not counted as votes against the proposal.
     Proposals 2, 3, 4, 5 and 6 require approval by the affirmative vote of a majority of votes cast at the Meeting.
     Our Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5 and 6.
     Unless otherwise required by the Company’s Articles of Incorporation or Bylaws or the Florida Business Corporation Act, or by applicable law, any other proposal that is properly brought before the Meeting will require approval by the affirmative vote of a majority of all votes cast at the Meeting.
     Please remember that Proposals 1, 2, 4 and 5 are each considered non-routine matters. As a result, if your shares are held by a broker or other fiduciary, your shares cannot be voted on these matters unless you have provided voting instructions to your broker or other nominee.

     Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Meeting.
     Q: Who will pay the expenses of the proxy solicitation?
     A: The Company will bear the cost of preparing, printing and mailing this proxy statement, the notice of meeting and the proxies solicited for the Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.
     Q: Where do I find the voting results of the Meeting?
     A: If available, we will announce voting results at the Meeting. The voting results will also be disclosed on a Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 26, 2011.
The Notice of Annual Meeting, the 2011 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2010 are also available at:
http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100425&GKP=1073745099

PROPOSAL 1
ELECTION OF DIRECTORS
General
     The Meeting is being held to, among other things, re-elect four Class III directors of Seacoast, each to serve a three year term and until their successors have been elected and qualified. The nominees have been nominated by the Nominating and Governance Committee of the Board of Directors. All of the nominees are presently directors of Seacoast. All of the nominees also serve as members of the Board of Directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dennis J. Arczynski and O. Jean Strickland, who are currently directors of the Bank only.
     Seacoast’s Board of Directors currently consists of eleven members. In January 2011, the Board of Directors voted to decrease the size of the Board from fourteen to eleven directors. Former directors A. Douglas Gilbert (a Class III director) and Thomas H. Thurlow, Jr. (a Class II director) retired from the Boards of Directors of the Company and the Bank effective October 1, 2010 and November 16, 2010, respectively. Former director Jeffrey S. Furst (a Class II director) died on July 5, 2010. At this time, Seacoast’s Nominating Committee and Board of Directors believe that the number of directors is adequate to provide a diversity of background, experience and expertise, and that there are sufficient independent directors to staff the three independent committees of the Board and provide independent oversight. Therefore, the Board does not plan to replace directors Furst, Gilbert or Thurlow at this time and has reduced the size of the Board of Directors to eleven members.
     As provided in the Articles of Incorporation, the Company’s Board of Directors is divided into three classes, serving staggered three-year terms. Currently, the Board of Directors is classified as follows:

Class	Term	Names of Directors
Class I	Term Expires at the 2012 Annual Meeting	H. Gilbert Culbreth, Jr. Christopher E. Fogal Robert B. Goldstein Dale M. Hudson

Class II	Term Expires at the 2013 Annual Meeting	John H. Crane Dennis S. Hudson, Jr. Thomas E. Rossin

Class III	Term Expires at the 2011 Annual Meeting	Stephen E. Bohner T. Michael Crook Dennis S. Hudson, III Edwin E. Walpole, III
Effect of Participation in the Capital Purchase Program
     In December 2008, the Company sold the U.S. Department of Treasury (“Treasury”) 2,000 shares of Series A preferred stock (“TARP Preferred Stock”) and a warrant to acquire 1,179,245 shares of common stock of the Company, for aggregate consideration of $50 million, in accordance with the Capital Purchase Program (the “CPP”) established under the Troubled Asset Relief Program (“TARP”). In August 2009, the number of shares of common stock that could be acquired under the warrant was reduced to 589,622.5 with the completion of a Qualified Equity Offering as provided under the CPP purchase agreement. In May 2009, as a result of recently adopted Federal Reserve policies related to dividends and other payments and in light of stressed market conditions, the Company suspended regular quarterly cash dividends on its common and preferred stock and deferred distributions on its outstanding trust preferred securities. Under the terms of the purchase agreement related to the CPP, Treasury has the contractual right to nominate two directors to the board of directors of any company that defers six or more dividend payments on TARP Preferred Stock. The Company’s Articles of Incorporation provide that the authorized number of directors of the Company will automatically increase by two to allow for the Treasury’s director nominations and that the holders of all preferred stock will vote separately to fill the newly created directorships at the Corporation’s next annual meeting of shareholders in the event that the Treasury exercises this right. Treasury’s right to nominate directors terminates when the accrued dividends on the TARP Preferred Stock are paid. Seacoast deferred its eighth dividend on its TARP Preferred Stock in February 2011. Since late 2010, the Company has had preliminary discussions with Treasury concerning its appointment right and has kept Treasury informed regarding the Company’s financial outlook, including the Company’s plan to restore dividend payments on its TARP Preferred Stock in the future. Treasury has indicated that it will determine over time whether it will exercise its right to nominate directors. However, no assurance can be given that Treasury will not proceed to exercise its appointment right of two board members immediately or in the future.
Manner for Voting Proxies
     All shares represented by valid Proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid Proxy is submitted but no vote is specified, the Proxy will be voted FOR the election of each of the four nominees for election as directors. Please note that unlike years prior to 2010, if banks and brokers do not receive voting instructions from their clients, they will not be able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast’s Nominating and Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (four persons). Cumulative voting is not permitted.
     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present is required for the election of the directors listed below.
     The nominees have been nominated by Seacoast’s Nominating and Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all four nominees listed below.
Nominees to be Elected at the Meeting
     Stephen E. Bohner, age 58, is a member of the Company’s Nominating and Governance and Salary and Benefits Committees and has been a director of Seacoast since 2003.
     Mr. Bohner has been president and owner of Premier Realty Group, a real estate company located in Sewalls Point, Florida, specializing in the sale of luxury homes, since 1987. In addition to his 32 years in real estate, Mr. Bohner is actively involved in several professional and community organizations, having served as president of the Greater Martin County Association of Realtors and Pine School. He was awarded the Realtor Association’s Distinguished Service Award in 2001, and has served on numerous professional standards’ panels in arbitration hearings and chaired the Realtors Association’s grievance committee. Mr. Bohner is a graduate of Vanderbilt University with dual degrees in Business and Economics.
     In making the determination that Mr. Bohner should be a nominee for director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his business leadership and expertise in real estate, which provides the Board of Directors with valuable insight related to local real estate markets in which the Bank’s customers are located and helps the Board make critical judgments regarding the Bank’s lending activities since such judgments rely upon the proper valuation of real estate;

•	his business leadership and entrepreneurial and management skills developed over the past 34 years;

•	his stature in the local community garnered from his years of professional and community involvement; and

•	his experience with the Company.

     T. Michael Crook, age 63, is a member of the Company’s Audit Committee and has been a director of Seacoast since 2003.
     Mr. Crook has been a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, CPA, and P.A. (“Procter Crook”), located in Stuart, Florida, since 1976 and a CPA since 1975. He was a member of Barnett Bank’s Martin County board of directors for 11 years from 1986 to 1997. Mr. Crook is also active in the community, currently serving as a member of the board of the Scripps Florida Funding Corporation and Martin County Community Foundation, and previously serving as director and president of the Economic Council and Stuart Kiwanis Club, former director of the Arts Foundation of Martin County and Stuart/Martin County Chamber of Commerce, and past chairman of the Indian River Community College Accounting Advisory Committee. His professional affiliations include the American Institute of Certified Public Accountants, the Management Advisory Services Division of the American Institute of Certified Public Accountants, and the local legislative contact for the Florida Institute of Certified Public Accountants.
     In making the determination that Mr. Crook should be a nominee for director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his business experience and sound business judgment;

•	his accounting expertise as a CPA for more than 35 years, and his ability to provide guidance to the Board of Directors regarding accounting and financial matters;

•	his stature in the local community, including through service on the boards of the community organizations discussed above; and

•	his experience with the Company.
     Dennis S. Hudson, III, age 55, has been a director of Seacoast since 1983.
     Mr. Hudson was named Chairman of Seacoast in July 2005, and has served as Chief Executive Officer of the Company since June 1998. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank since 1992. He served as President of Seacoast from June 1998 to July 2005, after serving in various positions with the Company and the Bank since 1978. Mr. Hudson is also on the board of directors of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware, which merged with Florida Public Utilities Company (“FPU”) in 2009. Prior to that time, he served as a member of the board of directors of FPU. He was also a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta from 2005 through 2010. Mr. Hudson is actively involved in the community, having served on the boards of Martin County YMCA Foundation, Council on Aging, Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County and Economic Council of Martin County as chairman. He has been recognized for his achievements with several awards including the Florida Senate Medallion of Excellence Award presented by Florida Senator Ken Pruitt in 2001. Mr. Hudson is a graduate of Florida State University with dual degrees in Finance and Accounting, and a Masters degree in Business Administration.
     In making the determination that Mr. Hudson should be a nominee for director of Seacoast, the Nominating and Governance Committee considered these qualifications, as well as:
•	his significant experience in the financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his knowledge and relationships with the institutional investor community, including the Company’s past and present institutional investors;

•	his service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and

•	his stature in the local community, including through service on the boards of the non-profit organizations discussed above.
     Edwin E. Walpole, age 75, is a member of the Company’s Salary and Benefits Committee and has been a director of Seacoast since 2006.
     Mr. Walpole has been the president, owner and director of Walpole Inc., a trucking transportation company in Okeechobee, Florida which covers the Southeastern United States, since 1960. He served as chairman, president and chief executive officer of Big Lake Financial Corporation (“Big Lake”) from 1985 until Big Lake was acquired by Seacoast in April 2006. Mr. Walpole is also the president of Mountain Top Aviation, Seminole Land Company, Trading Post & Farmers Market, and Fort Drum Corporation, and vice president and director of Walpole Leasing Corporation. He is a member and past president of the Okeechobee Economic Council and of Florida Trucking Association, a member of the American Trucking Association, and on the board of trustees of Murray State University where he earned a Bachelor of Science degree in Agriculture.
     In making the determination that Mr. Walpole should be a nominee for director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his business leadership, entrepreneurial and management skills, developed through his leadership of Big Lake for more than 20 years and as the president and owner of Walpole Inc. for more than 50 years;

•	his stature in the local community, including through service in the leadership positions set forth above; and

•	his experience with the Company.
Directors Whose Terms Extend Beyond the Meeting
     John H. Crane, age 81, is a member of the Company’s Audit Committee and has been a director of Seacoast since 1983.
     Mr. Crane is retired, but co-founded and served as vice president of C&W Fish Company, Inc., a fish processing plant located in the Stuart, Florida area, from 1982 through 2000. He also co-founded Krauss & Crane, Inc., an electrical and air conditioning contracting firm located in Stuart, Florida in 1957, overseeing all phases of the business’ operations as its president and chairman until his retirement in 1998. Mr. Crane served as Chairman of the Bank’s Directors Loan Committee for 15 years. He is well-respected in Martin County, Florida, having served on the board of Martin Memorial Hospital for six years, chairing the committee to raise money for the first ambulances in the county, and sponsoring and managing youth baseball teams for 16 years.
     In making the determination that Mr. Crane should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his business experience, management skills and sound business judgment developed as a co-founder of the two companies discussed above;

•	his stature in the local community acquired from his years of professional and community involvement; and

•	his experience with the Company, including his tenure as director that spans a full range of banking and economic cycles affecting the Company.

     H. Gilbert Culbreth, Jr., age 65, is Chairman of the Company’s Salary and Benefits Committee and has been a director of Seacoast since 2008.
     Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for the past 37 years. He was previously a member of Big Lake’s board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in April 2006, and has served on the Bank’s board of directors since the acquisition. In addition, Mr. Culbreth is president of several other family businesses, including, Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), and Gilbert Aviation Inc. (an aircraft sales and service company). He is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.
     In making the determination that Mr. Culbreth should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his diversity of business experience for 37 years in the Okeechobee, Florida, which is valuable in understanding the customer segments in this market;

•	his entrepreneurial and management skills;

•	his stature and knowledge of the local community; and

•	his experience with the Company.
     Christopher E. Fogal, age 59, is Chairman of the Company’s Audit Committee, is a member of the Company’s Nominating and Governance Committee and has been a director of Seacoast since 2003.
     Mr. Fogal is a certified public accountant and principal with the public accounting firm of Proctor, Crook, Crowder & Fogal CPA, and P.A. (“Proctor Crook”). He was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009. Mr. Fogal served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996. He has also served as past chairman of the Treasure Coast Private Industry Council and past president of the St. Lucie County Chamber of Commerce, and is active in a number of professional organizations including the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and the National Associated Certified Public Accounting Firms.
     In making the determination that Mr. Fogal should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his accounting expertise as a CPA, which provides the Board of Directors with guidance related to internal controls and financial and accounting matters;

•	his business, management and decision-making skills, including his experience as managing partner of an accounting firm for 30 years;

•	his stature in the local community; and

•	his experience with the Company.
     Robert B. Goldstein, age 71, is Chairman of the Company’s Nominating and Governance Committee, is a member of the Company’s Salary and Benefits Committee, and has been a director of Seacoast since 2010.
     Mr. Goldstein is a founding principal of CapGen Capital Advisors LLC (“CapGen LLC”), New York, New York, an investment program fund formed in 2007 that invests in banks and financial institutions. He is also a member of CapGen LLC’s investment committee. As of March 24, 2011, an affiliate of CapGen LLC was the beneficial owner of 15,715,862 shares of the Company’s common stock, representing 16.7% of outstanding shares. Mr. Goldstein is also currently a director of FNB Corporation (since 2003) and chairman of their compensation committee; a director of Hampton Roads Bankshares (since 2010); and a director of Palmetto Bancshares, Inc. and its banking subsidiary, Palmetto Bank (since 2010). He is also chairman of the board of directors and chairman of the audit committee of THE BANKshares, Inc., and a director of its banking subsidiary, BankFIRST, since 2007. Mr. Goldstein’s other senior executive and director experience includes service as director and chairman of the executive committee of Great Lakes Bancorp from 2005 to 2006; chairman of the board and CEO of Bay View Capital Corporation, a $6 billion bank holding company, from 2001 to 2006; director of Cobalt Holdings, LLC (an accredited credit rating agency and asset management company) from 2003 to 2010, as well as numerous other executive and/or director positions with financial institutions over a career that has spanned 48 years. Mr. Goldstein is nationally recognized for his expert investing and operational experience in turning around and implementing growth strategies for banks under the most challenging circumstances.
     Mr. Goldstein’s appointment to the Board of Directors is pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated October 23, 2009, between Seacoast and CapGen Capital Group III LP (“CapGen LP”), an affiliate of CapGen LLC. CapGen LP purchased 6,000,000 shares of our Common Stock on December 17, 2009 for $13.5 million pursuant to the Stock Purchase Agreement. Under the Stock Purchase Agreement, CapGen LP is entitled to appoint one director to our Board of Directors as long as CapGen LP or an affiliate retains ownership of all shares purchased under the agreement.
     Although Mr. Goldstein’s directorships on outside boards exceed the number specified in the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee currently believes that the number of directorships is acceptable since Mr. Goldstein’s full-time job is to represent and provide expertise to boards of the banks in which CapGen LLC and its affiliates invest, and his directorships on these boards were approved by the Federal Reserve.
     In making the determination that Mr. Goldstein should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his significant experience in the financial services industry;

•	his leadership and service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and

•	his knowledge and perspective on the interests of the institutional investor community.
     Dale M. Hudson, age 76, has been a director of Seacoast since 1983.
     Mr. Hudson served as Vice Chairman of Seacoast from July 2005 until his retirement on December 31, 2010, having previously served as Chairman from June 1998. He served as Chief Executive Officer of Seacoast from 1992 to June 1998, as President of Seacoast from 1990 to June 1998, and as Chairman of the Board of the Bank from September 1992 to June 1998. He also served on the board of directors of the Florida Bankers Association for five years. In addition to his 54 years in banking, Mr. Hudson is extremely active in the community and charitable organizations. He has served on the Martin Memorial Hospital Foundation and Community Boards, as well as on the boards of the American Cancer Society, Honorary Advisory Board Florida Oceanographic Society, Indian River Community College, and Treasure Coast Blood Bank Advisory Board and the Pine School for 15 years, including two years as chairman. Mr. Hudson has also devoted 17 years of service as chairman of Mary’s Kitchen, a local soup kitchen for the homeless. He has received numerous awards and honorary titles, including the first Martin County Citizen of the Year Award by the March of Dimes in 1995 and the National Philanthropy Award with his wife in 2006.
     In making the determination that Mr. Hudson should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications, as well as:
•	his significant experience in the financial services industry and the organization, including his prior service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his tenure as director that spans a full range of banking and economic cycles affecting the Company; and

•	his stature in the local community, including through the leadership positions with the community organizations and philanthropic work discussed above.
     Dennis S. Hudson, Jr., age 83, has been a director of Seacoast since 1983.
     Mr. Hudson retired in June 1998 after a 48-year career with the Company and Bank. He served as Chairman of the Board of Seacoast from 1990 to June 1998. Prior thereto, he served as Chief Executive Officer of Seacoast from 1983 until 1992, President of Seacoast from 1983 until 1990 and Chairman of the Bank from 1969 until 1992. Mr. Hudson also served on the board of the Miami Branch of the Federal Reserve of Atlanta from 1983 to 1985. Active in the community and with charitable organizations, he has served as chairman of the American Red Cross of Martin County, president of the Stuart Rotary, and as a director of Hospice of Martin County.
     In making the determination that Mr. Hudson should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications, as well as:
•	his significant experience in the financial services industry and the organization, including his prior service as Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his tenure as director that spans a full range of banking and economic cycles affecting the Company; and

•	his stature in the local community, including the leadership positions with the community organizations discussed above.
     Thomas E. Rossin, age 77, is a member of the Company’s Nominating and Governance and Salary and Benefits Committees, formerly chaired the Salary and Benefits Committee, is the Board’s Lead Independent Director and has been a director of Seacoast since 2004.
     Mr. Rossin has been a practicing attorney in West Palm Beach, Florida, since 1993, currently with the firm of St. John, Rossin, Burr & Lemme, PLLC. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002. He founded Flagler National Bank in 1974, serving as president, chief executive officer and director and growing it to the largest independent bank in Palm Beach County with over $1 billion in assets. Forming The Flagler Bank Corporation, the holding company for Flagler National Bank, in 1983 and serving as president, chief executive officer and director, he took it public in 1984 and facilitated the acquisition of three financial institutions, until both Flagler National Bank and the holding company were sold in 1993 to SunTrust Banks. Prior thereto, Mr. Rossin was vice chairman and director of First Bancshares of Florida, Inc. after consolidating four banks under one charter, including First National Bank in Riviera Beach at which he served as president and chief executive officer. He has served as past president of the Community Bankers Association of Florida and Palm Beach County Bankers Association, and is a member of the Palm Beach County Bar Association, American Bar Association and the Florida Bar Association.
     In making the determination that Mr. Rossin should remain a director of Seacoast, the Nominating and Governance Committee considered these qualifications and his qualification as an independent director, as well as:
•	his legal background and, in particular, his knowledge of legal issues related to financial institutions and underlying corporate governance matters;

•	his public service which, combined with his legal background, provides the Board of Directors with knowledge in the areas of government relations and regulatory matters that impact the Company;

•	his significant experience in the financial services industry; and

•	his experience with the Company.

Non-Director Executive Officers
     William R. Hahl, age 62, has served as Executive Vice President and Chief Financial Officer of Seacoast and the Bank since July 1990. Previously, he worked for Ernst and Young for 13 years, before leaving to start his own consulting firm.
     H. Russell Holland, III, age 46, has served as the Chief Banking Officer of Seacoast and the Bank since February 2008, and as Executive Vice President of commercial lending since July 2006. Before joining the Company, Mr. Holland served as senior vice president and senior lender for Fifth Third Bank from February 2006 to July 2006. From February 2005 to February 2006, he was president of Old Palm Realty Partners, a financial services company located in Stuart, Florida. From December 2001 to February 2005, he served as executive vice president and chief lending officer of Union Bank of Florida, increasing assets from $350 million to over $1.0 billion during his tenure. Prior thereto, he served for seven years in various positions with Barnett Bank, which was acquired by Bank of America, his last position as division president of Barnett Realty Partners, the bank’s real estate capital markets group.
     O. Jean Strickland, age 51, has served as the Company’s Senior Executive Vice President and President and Chief Operating Officer of the Bank since July 2005. Ms. Strickland was appointed to the Bank’s Board of Directors in September 2005. Ms. Strickland served as Executive Vice President, Systems and Operations Division, of Seacoast and the Bank, as well as President of the Bank’s Palm Beach County operations, from November 2002 to July 2005.
CORPORATE GOVERNANCE
Independent Directors
     The Company’s Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq’s rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s current independent directors are: Stephen E. Bohner, John H. Crane, T. Michael Crook, H. Gilbert Culbreth, Jr., Christopher E. Fogal, Robert B. Goldstein, Thomas E. Rossin, and Edwin E. Walpole, III. Former director Jeffrey S. Furst served as an independent director during his tenure in 2010. Former directors A. Douglas Gilbert and Thomas H. Thurlow, Jr. were not considered independent directors.
Board Leadership Structure
     The Chairman of the Board of Directors provides leadership to the Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board of Directors possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the Company’s directors and executives to meet those needs. As a result, the Company believes that the decision as to who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board of Directors, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances.
     The Company’s current Chief Executive Officer, Dennis S. Hudson, III, also serves as the Chairman of the Board of Directors. He has held the post of Chief Executive Officer for the past 13 years, and President for the seven years prior, and has also served as Chief Executive Officer of the Bank for 19 years, leading the Company through its growth from a local community bank to an institution with $2.0 billion in assets and 39 offices in 14 counties. In light of Mr. Hudson’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability and leadership that this structure provides, the Board of Directors believes it is appropriate that he serve as both Chief Executive Officer and Chairman.

     In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide for executive sessions of our independent directors. The Guidelines specifically provide for the appointment of a lead independent director to preside at all executive sessions of non-management directors. The Company’s independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Thomas E. Rossin serves as the Company’s Lead Independent Director and he presides at all executive sessions of the independent directors and non-management directors. Any independent director may call an executive session of independent directors at any time. The independent directors met in executive session four times in 2010. Interested parties, including the Company’s shareholders, may communicate directly with non-management directors by sending written communications to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994.
     The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board of Directors.
Director Nominating Process
     The Nominating and Governance Committee annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors so that the Board of Directors consists of members with the proper expertise, skills, attributes and personal and professional backgrounds to ensure that the Board of Directors is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company.
     The Company’s Nominating and Governance Committee identifies potential nominees for director primarily based upon suggestions from current directors and executives. Director candidates are interviewed by the Chairman of the Nominating and Governance Committee and at least one other member of the Nominating and Governance Committee. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Nominating and Governance Committee following this process.
     Given the evolving needs and challenges of the Company, the Nominating and Governance Committee believes that the Board of Directors as a whole should have diversity of experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the Nominating and Governance Committee does not assign specific weights to any particular criteria. Its goal is to identify nominees that considered as a group will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities. In addition, each director must have the qualifications, if any, set forth in the Company’s Bylaws, as well as the following qualifications:
•	the highest ethical character, an appropriate personal and professional reputation, and must share the values of the Company as reflected in its Code of Conduct;

•	the ability to exercise sound business judgment; and

•	substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.
     The Nominating and Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:
•	an understanding of and experience in the financial services industry, as well as accounting, finance, legal or real estate expertise;

•	leadership experience with public companies or other major organizations, as well as civic and community relationships; and
•	qualifications as an Independent Director.
     Any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend to the Company’s Nominating and Governance Committee, c/o Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s Nominating and Governance Committee. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. In 2010, there were no shareholder nominee recommendations received, and no third party search firms were used to identify director candidates.
Shareholder Communications
     The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee or any other directors or individual director may do so by sending written communications addressed to the Board of Directors of Seacoast Banking Corporation of Florida, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the appropriate group of directors or individual director, as appropriate, at the next regular meeting of the Board.
Corporate Governance Guidelines
     The Board of Directors has adopted Corporate Governance Guidelines that are available on the Company’s website at www.seacoastbanking.net, or without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, Stuart, Florida 34994.
Code of Conduct and Ethics
     The Board of Directors has adopted a Code of Conduct applicable to all directors, officers and employees and a Code of Ethics for Financial Professionals applicable to the Company’s chief executive officer and its chief financial officer, both of which are available on the Company’s website at www.seacoastbanking.net, or without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, Stuart, Florida 34994. The Company will post on its website any amendment to or waiver from a provision of its Code of Conduct or Code of Ethics for Financial Professionals.
Board Meeting Attendance
     The Board of Directors held six regular meetings and five special meetings during 2010. All of the directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served. Eight of the Company’s incumbent Directors attended the Company’s 2010 Annual Meeting. The Company encourages all of its directors to attend its annual shareholders’ meetings and all meetings of the Board of Directors and committees on which the directors serve.

Risk Oversight
     The Board of Directors maintains oversight responsibility for the management of the Company’s risks. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board of Directors reviews with management its process for managing enterprise risk. The Board believes that risk management is an integral part of the Company’s annual strategic planning process which addresses, among other things, the risk and opportunities facing Seacoast.
     While the Board of Directors maintains the ultimate oversight responsibility for risk management, the Company has adopted an enterprise risk management initiative to assist the Board. This process involves the Board of Directors, management and other personnel in an integrated effort to identify, assess, prioritize and manage the risks that affect our ability to execute on our corporate strategy and fulfill our business objectives. This holistic process includes a broad range of risks (e.g., financial, operational, credit, investment, business, governance, and reputational) and the formation of plans to manage these risk or mitigate their effects. As part of this process, the Audit Committee and Salary and Benefits Committee have been assigned responsibility for risk management oversight of specific areas. The Audit Committee is charged with overseeing the Company’s financial risk management process each year, including insuring that management has taken steps to monitor, control and report such risks and reviewing with management the most significant risks identified and management’s plans for addressing and mitigating the potential effects of such risks. The Salary and Benefits Committee has oversight responsibility related to executive compensation matters. During the period the Company is subject to the U.S. Treasury’s Capital Purchase Program, the Salary and Benefit Committee must meet semi-annually with senior risk officers of the Company to identify and limit any compensation arrangements of senior executive officers and employee compensation plans that could lead to unnecessary or excessive risk taking.
Board Committees
     The Company’s Board of Directors has three standing permanent committees: the Salary and Benefits Committee, the Audit Committee and the Nominating and Governance Committee. The Salary and Benefits Committee and the Audit Committee serve the same functions for the Company and the Bank. The Bank also has the following standing committees: the Compliance Committee, the Directors Loan Committee, the Executive Committee, the Enterprise Risk Management Committee, the Investment Committee and the Trust Committee. The composition of each Company committee is set forth in the below table.

Nominating &
Director Name	Salary & Benefits	Audit	Governance
Stephen Bohner**	X		X
T. Michael Crook**		X
Dennis S. Hudson, III
Edwin E. Walpole**	X
John H. Crane**		X
H. Gilbert Culbreth, Jr.**	X*
Christopher E. Fogal**		X*	X
Robert B. Goldstein**	X		X*
Dale M. Hudson
Dennis S. Hudson, Jr.
Thomas E. Rossin**	X		X

*	Chairman.

**	Independent director.

   Salary and Benefits Committee
     The Company’s Salary and Benefits Committee is currently composed of Messrs. Culbreth (Chairman), Bohner, Goldstein, Rossin and Walpole, all of whom are independent directors. This committee has the authority set forth in its charter, and approved by the Board of Directors, including determining the compensation of the Company’s and the Bank’s key executive officers. The committee is also responsible for preparing an annual report on executive compensation which is included herein under “Salary and Benefits Committee Report.” This committee administers the provisions of the Company’s incentive compensation plans and other employee benefits plans.
     The Salary and Benefits Committee has the resources and authority to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms used to assist in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, with such fees to be borne by the Company. The committee may delegate to a subcommittee consisting of two or more members of the committee such of its duties and responsibilities as it deems appropriate and advisable. The committee periodically reports its activities to the Board of Directors. The responsibilities and duties of the Salary and Benefits Committee are more fully set out in the committee’s charter, available on the Company’s website at www.seacoastbanking.net or upon written request to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994.
     Salary and Benefits Committee meetings are held as often as necessary to allow the Committee to perform its duties and responsibilities. Although many compensation decisions are made in the first quarter of the year, the decision-making process is continuous and neither ends nor begins with any one meeting. This committee held eight meetings in 2010.
     As a result of the Company’s participation in the CPP, the Salary and Benefits Committee’s charter was amended in 2009 to require that the Committee meet, at least semi-annually, with senior risk officers of the Company to (i) discuss and review the relationship between the Company’s risk management policies and practices and the incentive compensation arrangements of the Company’s senior executive officers, and to identify and take reasonable efforts to limit any features in such compensation arrangements that could lead the senior executive officers to take unnecessary or excessive risks that could threaten the value of the Company, and (ii) provide a certification with respect to this review. For additional information about the manner in which the Board of Directors oversees and monitors risks, see “Risk Management” above. For more information about the Company’s participation in the U.S. Treasury’s Capital Purchase Program, see “Compensation Discussion and Analysis — Effects of Participation in the Capital Purchase Program.”
   Audit Committee
     The Audit Committee is currently composed of Messrs. Fogal (Chairman), Crane and Crook, all of whom the Board of Directors has determined are independent directors under Nasdaq and Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Mr. Fogal is an “audit committee financial expert” as defined by the SEC. The Audit Committee has the responsibilities set forth in the Audit Committee Charter, as adopted by the full Board of Directors, available on the Company’s website at www.seacoastbanking.net or upon written request to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994, including reviewing Seacoast and its subsidiaries’ financial statements and internal accounting controls, and reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee also reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and changes to the Company’s Code of Conduct, and approves related party transactions. The Audit Committee periodically reports its findings to the Board of Directors. This committee held six meetings in 2010. During two of the meetings, the Audit Committee met in private session with our independent auditor; during one of the meetings, the Audit Committee met in private session with the Internal Audit and Compliance Manager and alone in executive session without members of management present; and during three of the meetings, the Audit Committee met in private session with individual members of management.
   Nominating and Governance Committee
     The Nominating and Governance Committee is currently composed of Messrs. Goldstein (Chairman), Bohner, Fogal and Rossin, all of whom are independent directors. The purpose of this committee is to identify individuals qualified to become members of the Board of Directors of the Company and/or the Bank, and recommend to the Board of Directors of the Company and the Bank the director nominees for the next annual meeting of shareholders. The Nominating and Governance Committee also takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring Company compliance with these policies and guidelines for the purpose of nominating persons to serve on the Board. The responsibilities and duties of the Nominating and Governance Committee are more fully set out in the Committee’s charter, available on the Company’s website at www.seacoastbanking.net or upon written request to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994. This committee held five meetings in 2010.
   Bank Committees
     The Bank committees perform the duties customarily performed by similar committees at other financial institutions. In December 2008, the Bank’s board of directors formed the Compliance Committee responsible for monitoring and coordinating the Bank’s adherence to the provisions of the formal agreement with the Office of the Comptroller of the Currency entered into on December 16, 2008 (the “Formal Agreement”). The Formal Agreement provides for the development and implementation of written programs to reduce the Bank’s credit risk, monitor and reduce the level of criticized assets, and manage commercial real estate loan concentrations in light of current adverse market conditions.
Executive Officers
     Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meeting of Company shareholders, to serve until the next annual meeting and until successors are chosen and qualified.
Management Stock Ownership
     As of March 24, 2011, based on available information, all directors, director nominees and executive officers of Seacoast as a group (14 persons) beneficially owned approximately 21,051,534 outstanding shares of Common Stock, constituting 22.4 percent of the total number of shares of Common Stock outstanding at that date. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 410,067 outstanding shares, or 0.4 percent of the outstanding shares, of Seacoast Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See “Questions and Answers about The Proxy Solicitation Materials and The Proxy Solicitation” and “Security Ownership of Management and Certain Beneficial Holders — Principal Shareholders.”

COMPENSATION DISCUSSION & ANALYSIS
Overview
     The following discussion and analysis describes the compensation of the Company’s named executive officers during 2010, including our compensation objectives and policies, the material elements of our compensation program, and the material factors considered in setting executive compensation. The named executive officers for 2010 are:
•	Dennis S. Hudson, III, the Chairman and Chief Executive Officer of the Company and the Bank;
•	William R. Hahl, the Executive Vice President and Chief Financial Officer of the Company and the Bank;
•	O. Jean Strickland, the Senior Executive Vice President of the Company and President and Chief Operating Officer of the Bank;
•	H. Russell Holland, III, the Executive Vice President and Chief Banking Officer of the Company and the Bank; and
•	Dale M. Hudson, who served as Vice Chairman of the Company until his retirement on December 31, 2010.
The compensation of the named executive officers is presented in the tables and related information and discussed under “Executive Compensation” following this section.
Summary
     The following is a brief overview of the information provided in this section.
General
•	The objectives of our compensation program are to attract and retain talented executives, to align their interests with those of our shareholders, and to recognize their individual contributions to the Company and the Bank, while discouraging unnecessary or excessive risk.
•	Our goal is to be competitive with our total direct compensation, using industry data to benchmark compensation.
•	Compensation for our executives includes:
•	base salary;

•	benefits that include the same group health and welfare benefit programs and tax-qualified retirement plans available to all of our employees, in addition to a non-qualified deferred compensation plan and supplemental executive life and disability coverage; and

•	limited executive perquisites.
•	Each of our named executive officers, other than D.M. Hudson, has an employment and/or change in control agreement that provides severance pay if the executive’s employment is terminated in certain circumstances. During the time that the Company remains a TARP participant, no severance may be paid under these agreements.
        .

2010 Compensation
     In January 2010, in light of the recent and projected financial performance of the Company, the uncertain state of the financial markets, and the Company’s status as a TARP participant, the Salary and Benefits Committee, which we refer to in this section as the Committee, decided not to increase the base salaries of any of the Company’s executive officers and not to make any short or long-term cash awards or equity grants in 2010. In March 2010, in consideration of TARP limits on the deductibility of executive compensation, the Committee adopted a policy to limit executive officers’ base salaries to $500,000, which resulted in a reduction in the base salary for Dennis S. Hudson, III. In consideration of this reduction, the Board of Directors approved a special long-term grant to Mr. Hudson of 16,553 shares of restricted stock.
Effect of Participation in the Capital Purchase Program
     In December 2008, in conjunction with the Company’s participation in the TARP CPP, each of the named executive officers entered into a consent agreement addressing the restrictions and limitations required by the CPP.
     The economic stimulus bill entitled the American Recovery and Reinvestment Act of 2009 (“ARRA”), and the related regulations, which became effective in 2009, revised and expanded the restrictions and requirements on the executive compensation paid by participants in the CPP. While the Series A Preferred Stock issued to the Treasury remains outstanding, the Company is subject to the following restrictions:
•	Prohibition on severance. The Company may not make any severance payments to a senior executive officer or any of the next five most highly compensated employees, other than payments for services performed or benefits accrued.
•	Prohibition on bonuses, retention awards, and other incentive compensation. The Company may not pay or accrue any bonus, retention award or incentive compensation to the five most highly compensated employees, other than certain awards of long-term restricted stock or bonuses payable under existing contracts.
•	Clawback. The Company must “clawback” any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate.
•	Prohibition on compensation plans that “encourage” earnings manipulation. The Company may not implement any compensation plan that would encourage manipulation of reported earnings in order to enhance the compensation of any of its employees.
•	Avoidance of luxury expenses. The Company must maintain a written policy prohibiting, or requiring prior approval of, excessive and luxury expenditures.
•	Prohibition of tax gross-ups. The Company may not pay gross-ups or other reimbursements for the payment of taxes to any of its senior executive officers.
•	Compensation deduction limit. The Company has made contractual commitments to the Treasury not to deduct for tax purposes executive compensation in excess of $500,000 for specified senior executive officers.
Compensation Philosophy and Objectives
     The concentration of wealth on the southeast coast of Florida makes the area in which the Company operates one of the most attractive regions in Florida for banks to operate and therefore a highly competitive employment market. The Company competes for talent with large national and regional bank franchises who seek local executive and production personnel, and with small local bank franchises who seek executive level talent.
     In order to operate in this highly competitive market, the Company has implemented a complex business model that requires bankers who can leverage the best strategies of both large and small banking institutions.

Specifically, the Company’s size allows it to compete for larger commercial relationships, supported by a complete product offering which includes trust, investment services, private banking and specialty financing, in addition to more common consumer and business banking services. However, to compete with smaller community banks in its markets, the Company also maintains a relationship banking focus on both consumer and commercial business customer needs. We believe this dual strategy requires an organizational culture driven by the value systems of its employees—where disciplines such as taking high levels of personal responsibility, creating effective relationships and providing superior customer service, ultimately drive profitability.
     The Company strives to satisfy the demands of its business model by rewarding executive officers for both the successful implementation of Company corporate objectives and for individual performance. The Company considers a full range of compensation elements in order to compare favorably with its peers as it seeks to attract and retain key personnel.
     In designing the compensation program for executive officers, the Committee seeks to achieve the following key objectives:
•	Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that there are highly competent leaders and employees at all levels in the organization, while maintaining an appropriate cost structure for the Company.
•	Alignment with Shareholders. The compensation program should align executives’ interests with those of the Company’s shareholders, promoting actions that will have a long-term positive impact on total shareholder returns.
•	Recognize Individual Contributions. The compensation program should reward executive officers for individual contributions to the success of the Company’s operating performance. The Committee believes that over time the achievement of the Company’s performance objectives is the primary determinant of share price.
•	Discourage Taking Excessive Risk. The compensation program should limit any features that could lead to the senior executive officers taking unnecessary or excessive risks that could threaten the value of the Company.
     The Committee supports these desired objectives by reviewing the Company’s overall compensation program for executive officers and the salary and benefit processes for all officers and employees on an annual basis. This information is compared with relevant survey data and benchmarked against the 50th percentile of total compensation opportunity for similar positions at the Company’s peers and competitors.
Determining Executive Compensation
Role of the Committee
     The Committee is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the Committee:
•	approves our executive compensation programs, including grants of equity awards;
•	evaluates the performance of the CEO and determines the CEO’s compensation; and
•	reviews the performance of other members of executive management and approves their compensation based on recommendations made by the CEO.
     The Committee reviews executive officer compensation at least annually to ensure it is consistent with our compensation philosophies, company and personal performance, changes in market practices and changes in individual responsibilities.

Role of the Compensation Consultant
     From time to time, the Committee has engaged independent compensation consultants and advisors. In general, these consultants and advisors have provided compensation benchmarking and analytical data and have rendered advice to the Committee regarding all aspects of the Committee’s compensation decisions. The Committee has direct access to consultants and control over their engagement.
     During 2008, the Committee retained Grant Thornton, a nationally known independent consulting firm, to review the Company’s executive equity compensation program for its competitiveness and effectiveness, and make recommendations. The firm was paid a total of $12,762 in 2008 for such services with the Committee and did not provide any services directly to the Company or to management. The firm compared a number of the Company’s executive positions, including that of the chief executive officer, chief financial officer, and the Bank’s president and chief operating officer, to 23 other publicly held regional banks and bank holding companies in the southeastern United States that were identified by Grant Thornton as being comparable in size and performance. The average asset size of the peer group was $2.3 billion, based on data from the most recent fiscal quarter-end available at the time of this study.
     In October 2009, the Committee again engaged Grant Thornton to conduct a review of the compensation of the Company’s executive officers in comparison to comparable banks, both participating in the CPP and not covered by CPP requirements, and to make recommendations on the best structure and design for the Company’s executive compensation structure in the future, while recognizing the special needs of CPP participants. The firm was paid a total of $7,500 for such services with the Committee and did not provide any services directly to the Company or to management.
     Grant Thornton was also retained by the Committee in 2010 to conduct a peer group analysis of director compensation and to provide advice on the chief executive officer’s performance review process and on employment contracts with our executive officers. The firm was paid a total of $79,385 for such services with the Committee and did not provide any services directly to the Company or to management.
Benchmarking and Comparator Group
     Grant Thornton’s 2010 review included a comparison of salary, bonus and other forms of compensation, including stock based compensation, for a peer group of 17 publicly held regional banks that were identified by Grant Thornton as being comparable to the Company in size. The average asset size of the peer group was $2.2 billion based on data from the most recent fiscal quarter-end available at the time of the study. While the peer group was primarily based on asset size, geography and per capita income in the banks’ markets were used as other qualifiers. Given the dramatic changes in the banking landscape in the past two years and the limited number of banks of Seacoast’s size remaining in Florida, the study included two Florida-headquartered banks, other banks in the Southeastern U.S. and national banks outside the Southeastern U.S. with similar, but less stressed markets. The peer group was comprised of:

• Ameris Bancorp	• Sterling Bankcorp.
• Bankcorp, Inc.	• Univest Corporation of Pennsylvania
• Capital City Bank Group, Inc.	• Fidelity Southern Corporation
• Cardinal Financial Corporation	• City Holding Company
• CenterState Banks, Inc.	• SCBT Financial Corporation
• First Community Bankshares, Inc.	• Enterprise Financial Services Corp.
• Great Florida Bank	• Kearney Financial Corporation
• Guaranty Bancorp	• United Western Bankcorp Inc.
• Metro Bancorp, Inc.
Grant Thornton concluded that total compensation for the Company’s executive officers had declined in comparison to the market because the Company has paid no incentive and equity compensation to its executives in the past two years.

     Accordingly, Grant Thornton recommended that the Company:
•	Continue to evaluate annually base salaries for our named executive officers in light of market conditions and trends, as salaries currently fall at or above the market median range of the peer group;
•	Consider increasing total compensation in the future based on personal and overall company performance, as total compensation is at or below the 50th percentile of the peer group for our named executive officers; and
•	Grant restricted stock awards, which are permitted under the CPP rules, as equity compensation value is below the 50th percentile of the peer group for most of our named executive officers.
     Despite these recommendations, in light of the recent and projected financial performance of the Company and the uncertain state of the financial markets, the Committee decided not to increase the base salaries of any of the Company’s executive officers and not to make any short or long-term cash awards or equity grants in 2010, other than the special award of restricted stock to Dennis Hudson in consideration for a reduction in his base salary, as described under “Elements of the 2010 Compensation Program for Executive Officers — Base Salary.”
     The Committee is considering granting equity awards in 2011.
Elements of the 2010 Compensation Program for Executive Officers
     The Company’s executive compensation program historically included short and long-term incentive compensation through an annual cash incentive plan and equity compensation in the form of restricted stock, stock options and/or stock-settled stock appreciation rights. However, the Company did not offer these elements of compensation to executive officers in 2010. Consequently, as described in more detail below, the elements of the Company’s 2010 executive compensation program included only:
•	base salary;
•	retirement and employee welfare benefits; and
•	limited executive perquisites.
    Base Salary
     The base salary for each of our executive officers represents the fixed portion of their total compensation. In establishing executive officer base salaries, the Committee has historically considered individual annual performance and contribution to the Company’s overall profitability, as well as the relationship of an executive’s total compensation compared to similar executives in other banks. Information regarding salaries paid in the market is obtained annually through publicly available salary surveys and proxy statement data, and is used to evaluate the Company’s competitiveness in the employment market with its peers and competitors. Independent consultants selected by the Committee may also be used periodically to assess the competitiveness of the Company’s salaries. For additional information regarding the determination of the Company’s peer group, see “Determining Executive Compensation — Benchmarking and Comparator Group.”
     The Company’s general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance. Given our highly competitive employment market in South Florida and the Company’s business strategy, the base salary level for key executives is targeted at or above the 50th percentile of comparable positions.
     Changes in the base salaries paid to executive officers, including the named executive officers, are recommended by the chief executive officer based on annual performance assessments and are reviewed and approved by the Committee. Performance assessments for base salary adjustments in 2010 were subjective, non-formulaic and were not based upon objective financial criteria. The Committee considers and approves any change in the base salary paid to the chief executive officer after meeting in executive session.

     In March 2010, the Committee took certain actions affecting the compensation of the Company’s executive officers in response to the compensation restrictions imposed upon the Company and the Bank as a result of their participation in the CPP. The Committee adopted a policy to limit executive officers’ base salaries to $500,000. In implementing this policy change, it was necessary to reduce the base salary for Dennis S. Hudson, III for 2010 from $531,450 to $500,000. As a result, Mr. Hudson signed a waiver of any possible violation to his existing employment agreement and change in control agreement in connection with the reduction of his base salary. To compensate him for his loss in base salary as a result of the $500,000 base salary cap, the Board of Directors approved a special long-term grant to Mr. Hudson of 16,553 shares of restricted stock. The restricted stock will vest after two years, subject to: (i) Mr. Hudson’s continued employment with the Company, (ii) repayment of all TARP funds by the Company, and (iii) such other requirements to comply with TARP restrictions.
   Retirement and Employee Welfare Benefits
     The Company sponsors a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”), which is a tax-qualified defined contribution plan. All employees who satisfy service eligibility requirements may participate in the plan. The Retirement Savings Plan has various features, including:
•	an employer matching contribution for salary deferrals,
•	an annual retirement contribution, and
•	a profit sharing contribution.
     In addition, the Retirement Savings Plan has a feature under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) that allows employees to make voluntary “salary savings contributions” ranging from one percent to 75 percent of compensation (as defined by the Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees with “voluntary contributions” (as defined in the Retirement Savings Plan for each plan year), subject to certain statutory limitations. A retirement contribution is made on an annual discretionary basis by the Company of up to two percent of “retirement eligible compensation,” as defined in the Retirement Savings Plan. The Company contributions to the Retirement Savings Plan vest at the rate of 25 percent for each year the participant has worked at least 1,000 hours, with full vesting after four years of service. A participant becomes 100 percent vested in the event of death, disability or retirement on or after age 55.
     The Company match on salary savings contributions was $0.25 for each dollar contributed up to 4 percent of the employee’s annual compensation in 2010. The retirement contribution in 2010 was one percent of annual compensation. The Company’s Board of Directors decided not to make a profit sharing contribution for 2010.
     The Company also provides its executive officers with the opportunity to participate in a deferred compensation plan. The deferred compensation plan is described under “Executive Compensation—Nonqualified Deferred Compensation.”
     In addition to our retirement programs, the Company provides employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All of the full-time employees of the Company and the Bank, including the named executive officers, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.
     The Bank provides supplemental disability insurance to certain members of executive management, including the named executive officers, in excess of the maximum benefit of $10,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70 percent of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit is paid if a disabled participant is able to work on a part-time basis. In 2010, the Company paid a total of $14,028 for supplemental disability insurance for the named executive officers.
     The retirement and employee welfare benefits paid by the Company for the named executive officers that are required to be disclosed in this proxy statement are included in the “Summary Compensation Table” and the “Components of All Other Compensation Table” and are described in the footnotes thereto.

     Executive Perquisites
          We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For 2010, perquisites were limited to the use and maintenance of company owned automobiles and car allowances for certain executives. For additional details regarding the executive perquisites, see the “Summary Compensation Table” and the “Components of All Other Compensation Table.”
Risk Analysis of Executive Compensation
          The Committee believes that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking. The Company’s programs have historically been balanced to focus executives on both short and long-term financial and operational performance. In 2010, as a result of its participation in the CPP and its recent and projected financial performance, the Company decided not to grant any short or long-term awards to its executive officers, other than the special restricted stock award to Dennis S. Hudson, III, in consideration for a reduction in his base salary. The base salaries are fixed in amount and thus do not encourage risk taking.
          In addition, to comply with the standards of the CPP as described above, the Committee is required to review senior executive officer and employee compensation plans on a semi-annual basis with the Company’s senior risk officers to identify and limit features of any plan that could lead to unnecessary and excessive risks. The Committee is also required to review employee compensation plans on a semi-annual basis to identify and eliminate features that could encourage the manipulation of reported earnings. For a further discussion of the results of these reviews, see “Salary and Benefits Committee Report.”
Stock Ownership Guidelines under Executive Equity Compensation Program
          The Executive Equity Compensation Program (“Equity Compensation Program”), established in 2006, was designed to provide a framework for annual grants of restricted stock and stock-settled stock appreciation rights under the Company’s 2000 Incentive Plan and 2008 Incentive Plan, in order to promote the corporate objective of increasing executive stock ownership. Equity awards, if any, were granted to certain participants under the program based on guidelines established by the Committee. No equity awards were made to the named executive officers in 2010 under the Equity Compensation Program.
          As part of the Equity Compensation Program, the Board established stock ownership guidelines for its officers and directors, as described below:

Stock Ownership
Tier 1	3 times annual salary
Tier 2	2 times annual salary
Tier 3	2 times annual salary
Tier 4	1 times annual salary
Board Members	5 times annual retainer
          The Equity Compensation Program was designed to allow a participant to earn targeted ownership over a reasonable period, usually within five to seven years, provided individual and Company targets are achieved and provided the participant fully participates in the program. Each of the named executive officers is a Tier 1 participant in the Equity Compensation Program. Tiers 2 through 5 are comprised of Bank officers, including regional presidents, line of business and support officers, senior managers and division heads, and other key contributors. Except for Dennis S. Hudson, III and Dale M. Hudson, the named executive officers have not yet met the established stock ownership guidelines, since no awards have been made under the Equity Compensation Program since 2007.
Impact of Deduction Limit
          Code Section 162(m) generally establishes, with certain exceptions, a $1 million deduction limit for all publicly held companies on compensation paid to an executive officer in any year.

          The deductibility of executive compensation paid by the Company is limited under the provisions of the CPP as described above. As part of its participation in the CPP, the Company agreed to be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the Treasury retains its CPP investment in the Company. When our Board of Directors approved participation in the CPP, it was aware of, considered and agreed to, the potential increased after-tax cost of our executive compensation program that would arise because of the $500,000 deduction limitation under the CPP, although the ARRA restrictions had not been proposed at that time.
          The Committee gives strong consideration to the deductibility of compensation in making its compensation decisions for executive officers, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives with the goal of creating long-term shareholder value. The Committee has reserved the right to pay executives compensation that is not deductible under Section 162(m).
Compensation for the Named Executive Officers in 2011
          In light of the financial performance of the Company, continued uncertainty in the financial markets, and the Company’s status as a TARP CPP participant, the Committee decided not to increase the base salaries of the Company’s executive officers in 2011 and to continue to limit the base salaries of executive officers to $500,000. To comply with the salary cap, Dennis S. Hudson, III’s base salary will remain at $500,000 in 2011.
2010 COMPENSATION
EXECUTIVE COMPENSATION
          The table below sets forth the elements that comprise total compensation for the named executive officers of the Company for the periods indicated.
2010 SUMMARY COMPENSATION TABLE

				Stock	Options	All
		Salary	Bonus	Awards	Awards	Other Compensation	Total
Name and Principal Position	Year	($) (1)	($)	($) (2)	($) (2)	($) (3)	($)

Dennis S. Hudson, III	2010	$500,000	—	$31,450	—	$15,132	$546,582
Chairman & Chief Executive	2009	531,450	—	—	—	16,008	547,458
Officer of Seacoast and the Bank	2008	531,450	—	—	—	51,132	582,582

William R. Hahl	2010	$310,000	—	—	—	$14,001	$324,001
Executive Vice President & Chief	2009	310,000	—	—	—	13,851	323,851
Financial Officer of Seacoast and the Bank	2008	310,000	—	—	—	31,129	341,129

O. Jean Strickland	2010	$429,500	—	—	—	$16,653	$446,153
Senior Executive Vice President	2009	429,500	—	—	—	31,803	461,303
of Seacoast and President & Chief Operating Officer of the Bank	2008	429,500	—	—	—	51,401	480,901

H. Russell Holland, III	2010	$280,900	—	—	—	$24,266	$305,166
Executive Vice President & Chief	2009	280,900	—	—	—	24,462	305,362
Banking Officer of Seacoast and the Bank	2008	265,000	—	—	—	32,647	297,647

Dale M .Hudson	2010	$245,000	—	—	—	$11,497	$256,497
Vice Chairman of Seacoast (4)	2009	245,000	—	—	—	11,136	256,136

(1)	A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan, the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.

(2)	Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report for the year ended December 31, 2010. For additional information regarding such grants, see “Compensation Discussion and Analysis — Summary — 2010 Compensation” and “Elements of 2010 Compensation Program for Executive Officers — Base Salary.” See also “Grants of Plan-Based Awards” below.

(3)	Additional information regarding other compensation is provided in “2010 Components of All Other Compensation Table” below.

(4)	Dale Hudson retired as an executive officer of the Company on December 31, 2010.
2010 COMPONENTS OF ALL OTHER COMPENSATION TABLE

	Company Paid		Company Paid
	Contributions to		Contributions to	Premium on		Paid by
	Retirement Savings Plan		Executive	Supple-		Company
		Discre-	Deferred	mental	Excess Life	into
		tionary	Compensation	Disability	Insurance	Cafeteria
Name	Match	Retirement	Plan(1)	Insurance	Benefit	Plan	Perquisites		Total
D. S. Hudson, III	$1,329	$2,450	$5,100	$3,381	$2,322	$550	—		$15,132

W. R. Hahl	$2,450	$2,450	$1,300	$3,687	$3,564	$550	—		$14,001

O. J. Strickland	$2,450	$2,450	$3,690	$3,212	$1,242	$550	$3,059	(2)	$16,653

H. R. Holland, III	$2,450	$2,450	—	$2,646	$810	$550	$15,360	(3)	$24,266

D. M. Hudson	$2,450	$2,450	—	$1,103	$4,944	$550	—		$11,497

(1)	Earned in reporting year, but paid in following year. Also reported in the “Nonqualified Deferred Compensation” table.

(2)	Represents the Company’s incremental expense for executive’s personal use of Company vehicle, paid in lieu of a car allowance as provided for under Ms. Strickland’s employment agreement. The value is the difference between the annual expense of the Company vehicle and the amount the Company would have reimbursed Ms. Strickland for use of her personal vehicle under the Internal Revenue Service mileage allowance.

(3)	Car allowance
Employment and Change in Control Agreements
          The Company and the Bank currently maintain employment and change in control agreements with certain of the Company’s executive officers, the terms of which are described in more detail below. In connection with their participation in the CPP, the Company and the Bank are generally restricted from making any payment (or agreeing to make any payment) in the nature of compensation for the benefit of any current or former director, officer or employee pursuant to an obligation that is contingent on, or by its terms is payable on or after, the termination of such person’s primary employment or affiliation with the Bank or the Company. This restriction includes any form of severance but generally excludes payment of retirement benefits or vested deferred compensation amounts.

          In addition, the Company and the Bank may not pay or accrue bonuses, retention awards or other incentive compensation for the five most highly compensated employees unless the employee had a legally binding right to the payment under a valid employment contract as of February 11, 2009. The right to participate in a company incentive plan does not qualify as a legally binding right under the terms of the CPP.
          As a result, the Company’s ability to make certain post-employment payments and bonus, retention and incentive compensation payments are restricted and may be further restricted, as described above under “Effect of the Participation in the Capital Purchase Program.” For information regarding the payments and benefits the named executive officers are entitled to upon the termination of their employment with the Company, see “Executive Compensation — 2010 Other Potential Post-Employment Payments.”
     Employment Agreements
          The Bank entered into an employment agreement with Dennis S. Hudson, III on January 18, 1994, and a similar employment agreement with H. Russell Holland, III on January 2, 2007. The employment agreements had initial terms of three years for Mr. Hudson and two years for Mr. Holland, and provide for automatic one-year extensions unless expressly not renewed. These agreements were amended on December 31, 2008 to comply with Code Section 409A and the final regulations issued thereunder.
          On March 26, 2008, the Company and the Bank entered into an executive employment agreement with O. Jean Strickland. The agreement supersedes previous employment and change in control agreements between Ms. Strickland and the Company dated December 24, 2003 and January 7, 2004, respectively. The new employment agreement generally consolidates the prior agreements with similar terms, benefits and restrictions. The initial term of the agreement is one year, and it provides for automatic one-year extensions unless expressly not renewed.
          The employment agreements provide for hospitalization, insurance, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, reasonable club dues and an automobile allowance for Mr. Holland and Ms. Strickland. Each executive subject to these contracts may also receive other compensation including bonuses, and the executives will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreements contain certain non-competition, non-disclosure and non-solicitation covenants.
          The employment agreements with Dennis S. Hudson, III, H. Russell Holland, III and O. Jean Strickland include provisions for termination for cause, including willful and continued failure to perform the assigned duties, crimes, breach of the Bank’s Code of Conduct, and also for the death or permanent disability of the executive.
          The agreements also provide for termination upon the occurrence of a change in control. The change in control provisions in Mr. Hudson’s employment agreement have been superseded by those in his change of control agreement discussed below. Mr. Holland’s and Ms. Strickland’s agreements contain change in control provisions which provide that certain events will constitute a “change in control,” including :
•	the acquisition of the Company or the Bank in a merger, consolidation or similar transaction;

•	the acquisition of 51 percent or more of the voting power of any one or all classes of Common Stock;

•	the sale of all or substantially all of the assets; and

•	certain other changes in share ownership.
          Upon the occurrence of a change in control, the executive may terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive if after a change in control, there is a change in duties and powers customarily associated with the office designated in such contract. Upon any such termination following a change in control, Mr. Holland will be entitled to receive base salary, hospitalization and other health benefits for two years, and Ms. Strickland will be entitled to the benefits for three years.

          For a further discussion of the payments and benefits to which Mr. Hudson, Mr. Holland and Ms. Strickland are entitled upon termination of their employment see “2010 Other Potential Post-Employment Payments.” For a description of the restrictions on certain payments and benefits under the employment agreements see “Compensation Discussion and Analysis — Effect of the Participation in the Capital Purchase Program.”
     Change in Control Agreements
          On December 24, 2003, the Company entered into change in control employment agreements with Dennis S. Hudson, III and William R. Hahl. The change in control agreements had initial terms of three years for Mr. Hudson and two years for Mr. Hahl, and provide for automatic one-year extensions unless expressly not renewed. A change in control must occur during these periods (the “Change in Control Period”) to trigger the agreement. Mr. Hudson’s agreement supersedes the change in control provisions in his employment agreement with the Bank. For a further discussion of the benefits and payments provided for under these agreements see “2010 Other Potential Post-Employment Payments”. For a description of the restrictions on certain payments and benefits under the change in control agreements see “Compensation Discussion and Analysis — Effect of the Participation in the Capital Purchase Program.”
          The change in control employment agreements with Dennis S. Hudson, III and William R. Hahl provide that, once a change in control has occurred, the executive subject to the contract (the “Subject Executive”) and the Company agree to continue, for the Change in Control Period, the Subject Executive’s employment in the same position as held in the 120 days period prior to the change in control. If the Subject Executive is terminated for “cause” or resigns “without good reason,” as defined in the agreement, the Subject Executive will receive payment of the Subject Executive’s base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (the “Accrued Obligations”).
          If the Subject Executive resigns for “good reason” or is terminated “without cause,” or resigns for any reason during a 30-day period specified in the contract, the Subject Executive will receive:
•	the Accrued Obligations;

•	a bonus equal to the highest bonus earned by the Subject Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Subject Executive’s date of termination and the denominator of which is 365);

•	an amount equal to what the Subject Executive’s annual base salary plus Highest Bonus would have been over the Change in Control Period; and

•	health and other welfare benefits for the duration of the Change in Control Period.
In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Subject Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination.

2010 GRANTS OF PLAN-BASED AWARDS
          Due to the Company’s financial performance in 2009, projected performance in 2010 and uncertainty regarding financial market conditions, there were no plan-based awards granted during 2010 to the named executive officers, other than the grant of restricted stock to Dennis S. Hudson, III in consideration for a reduction in his base salary, as described under “Elements of the 2010 Compensation Program from Executive Officers — Base Salary.”

		All Other Stock Awards:	All Other Option Awards:	Exercise or Base
		Number of Shares of	Number of Securities	Price of Option
		Stock in Units	Underlying Options	Awards
Name	Grant Date	(#)	(#)	($/Share)
D. S. Hudson, III	3/18/10	16,553	—	$1.90
W. R. Hahl	—	—	—	—
O. J. Strickland	—	—	—	—
H. R. Holland, III	—	—	—	—
D. M. Hudson	—	—	—	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010
          The following table sets forth certain information concerning outstanding equity awards as of December 31, 2010 granted to the named executive officers. This table includes the number of shares of Common Stock covered by both exercisable options, non-exercisable options or stock appreciation rights (“SARs”), and unexercised unearned options or SARs awarded under an equity incentive plan that were outstanding as of December 31, 2010. Also reported are the number of shares of Common Stock, and their market value, that had not vested as of December 31, 2010. All exercised and vested shares are shares of Common Stock, and all options and SARs relate to Common Stock. There are no options or SARs involving Preferred Stock.

	Option Awards					Stock Awards (1)
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Option		Exercise	Option	Have Not		Have Not
	(#)	(#)		Price	Expiration	Vested (1)		Vested (2)
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
D.S. Hudson, III	75,000	—		$17.08	11/17/2013
	30,000	—		$22.40	12/21/2014
	20,700	6,900	(3)	$26.72	05/16/2016
	36,567	36,568	(4)	$22.22	04/02/2017
						671	(5)	$980
						16,553	(6)	$24,167

W. R. Hahl	13,000	—		$17.08	11/17/2013
	5,000	—		$22.40	12/21/2014
	5,512	1,838	(3)	$26.72	05/16/2016
	9,770	9,771	(4)	$22.22	04/02/2017
						507	(7)	$740
						338	(5)	$493
						1,917	(8)	$2,799

O. J. Strickland	11,000	—		$17.08	11/17/2013	—		—
	4,000	—		$22.40	12/21/2014
	13,650	4,550	(3)	$26.72	05/16/2016
	28,692	28,693	(4)	$22.22	04/02/2017

H. R. Holland, III	2,250	750	(9)	$27.36	07/06/2016
	14,099	14,099	(4)	$22.22	04/02/2017
						81	(5)	$118

D. M. Hudson	—	—		—	—	—		—

(1)	The named executive officer has full voting and dividend rights with respect to the restricted stock during the vesting period.

(2)	The market value is determined using the closing price of the stock on December 31, 2010. The actual fair market value will be determined using the closing price of the stock on the applicable vesting date.

(3)	Represents stock-settled stock appreciation rights granted to the named executive officer on May 16, 2006, which vest in four equal annual installments beginning on the second anniversary of the date of grant, subject to the continued employment of the named executive officer.

(4)	Represents stock-settled stock appreciation rights granted to the named executive officer on April 2, 2007, which vest in four equal annual installments beginning on the second anniversary of the date of grant, subject to the continued employment of the named executive officer.

(5)	As provided for under the Equity Compensation Program, the named executive officer elected to use 50 percent of his annual 2006 cash bonus to purchase shares of restricted stock based on the closing sale price of the Company’s Common Stock on the Nasdaq Global Select Market on February 2, 2007. This represents the Company’s 50% match of the shares purchased in the form of a restricted stock award, granted under the 2000 Incentive Plan. One-half of the shares vested on February 2, 2011, and the remainder will vest on February 2, 2012, as long as the named executive officer remains employed by the Company.

(6)	Represents restricted stock award granted to Mr. Hudson on March 18, 2010 to compensate him for his loss in base salary as a result of the $500,000 base salary cap. The restricted stock will vest after two years, subject to: i) Mr. Hudson’s continued employment with the Company, ii) repayment of all TARP funds by the Company, and iii) such other requirements to comply with TARP restrictions.

(7)	Represents time-vested restricted stock award of Common Stock granted to the named executive officer on May 16, 2006. As long as the named executive officer remains employed by the Company, the remaining shares vest on May 16, 2011.

(8)	Represents time-vested restricted stock award of Common Stock granted to the named executive officer on April 2, 2007. As long as the named executive officer remains employed by the Company, one-half of the shares will vest on April 2, 2011, and the remainder will vest on April 2, 2012.

(9)	Represents stock-settled stock appreciation rights granted to the named executive officer on July 6, 2006, which vest in four equal annual installments beginning on the second anniversary of the date of grant, subject to the continued employment of the named executive officer.
2010 STOCK VESTED
          The following table reports the vesting of stock awards or similar instruments during 2010 granted to the named executive officers and the value of the gains realized on vesting. No stock options were exercised in 2010.

	Stock Awards
	Number of Shares	Value
	Acquired on Vesting	Realized
Name	(#) (1)	($) (2)
Dennis S. Hudson, III	336	$507
William R. Hahl	1,634	$3,032
O. Jean Strickland	—	—
H. Russell Holland, III	40	$60
Dale M. Hudson	—	—

(1)	All vested shares are shares of Common Stock. There are no stock awards involving Preferred Stock.

(2)	The value realized is determined using the closing price of the stock on the applicable vesting date.

2010 NONQUALIFIED DEFERRED COMPENSATION
          The following table discloses, for each of the named executive officers, contributions, earnings and balances during 2010 under the Executive Deferred Compensation Plan, described below.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal Year
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	End
Name	($)	($) (1)	($) (2)	($)	($)
Dennis S. Hudson, III	—	$5,100	$57,691	—	$421,913	(3)
William R. Hahl	—	$1,300	$23,659	—	$167,235	(4)
O. Jean Strickland	—	$3,690	$4,762	—	$210,238	(5)
H. Russell Holland, III (6)	—	—	—	—	—
Dale M. Hudson	—	—	$5,045	—	$75,573

(1)	Total amount included in the All Other Compensation column of the Summary Compensation Table. This amount was contributable in 2010, but was credited to the account of the named executive officer in 2011.

(2)	None of this amount is included in the Summary Compensation Table since no earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

(3)	Includes $225,138 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Tables in previous years.

(4)	Includes $34,599 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Tables in previous years.

(5)	Includes $43,622 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Tables in previous years.

(6)	Mr. Holland is not a participant in the Executive Deferred Compensation Plan.
Executive Deferred Compensation Plan
          The Bank offers the Executive Deferred Compensation Plan (“Deferred Compensation Plan”) designed to permit a select group of management and highly compensated employees, including the named executive officers except Mr. Holland, to elect to defer a portion of their compensation until their separation from service with the Company, and to receive matching and other Company contributions which they are restricted from receiving because of legal limitations under the Company’s Retirement Savings Plan.
          The Deferred Compensation Plan was amended and restated in 2007 to reflect changes arising from requirements under Code Section 409A and the underlying final regulations. As a result, each participant account is separated, for accounting purposes, into sub-accounts to reflect:
•	contributions and investment gains or losses that were earned and vested on or before December 31, 2004 and any subsequent investment gains or losses thereon (the “Grandfathered Benefits”); and

•	contributions and earnings that were earned and vested after December 31, 2004 (the “Non-Grandfathered Benefits”).
          Compensation deferred by the participant to the Deferred Compensation Plan is immediately vested. The Company contributions to the Deferred Compensation Plan vest at the rate of 25 percent for each year of service the participant has accrued under the Retirement Savings Plan, with full vesting after four years of service. If a participant would become immediately vested in his Company contributions under the Retirement Savings Plan for any reason (such as death, disability, or retirement on or after age 55), then he would also become immediately vested in his account balance held in the Deferred Compensation Plan.
          Each participant directs how his account in the Deferred Compensation Plan is invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. While the plan committee is responsible for administration of the plan, it may appoint other persons or entities to perform any of its fiduciary or other functions. No earnings or dividends paid under the Deferred Compensation Plan are above-market or preferential.
          The assets of the Deferred Compensation Plan are held, invested and administered from a “Rabbi trust” established by the Company as a funding vehicle for the plan, and all amounts paid under the plan are paid in cash from the general assets of the Company. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest greater than that of an unsecured creditor.
          Upon a participant’s separation from service with the Company, the participant will receive the balance of his account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or subsequent amendment:
•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years.
          Upon death of the participant prior to the distribution of his account, the balance in the account shall be paid in a lump sum to the beneficiary or to the estate of the participant if no beneficiary is designated. In general, a participant may not change his or her existing election regarding the form of distribution of Non-Grandfathered Benefits.

2010 OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
          The following table quantifies, for each of the named executive officers, the potential post-employment payments under the provisions and agreements described above in the narrative discussion, assuming that the triggering event occurred on December 31, 2010. The closing market price of the Company’s common stock on that date was $1.46 per share. None of the named executive officers are eligible for any of these payments if they are terminated for cause.
          In accordance with the prohibitions under TARP as in effect at December 31, 2010, golden parachute payments to our named executive officers are limited. The named executive officers agreed to this reduction under agreements entered into with the Company in December 2008. The amounts shown in the following table reflect the maximum amount that could be payable without consideration given to the effect of the prohibitions on the payment of golden parachute payments under the CPP as in effect on December 31, 2010. If termination of employment had actually occurred on December 31, 2010, no severance benefits would have been payable to any of the named executive officers.

					Total Value of
				Value of	Outstanding
				Other	Stock Awards
	Term		Cash	Annual	that Immediately		Total Value
	(in years)		Severance	Benefits	Vest		of Benefit
Name	(#)		($)	($)	($)		($)
Dennis S. Hudson, III
Upon Termination without Cause (1)	2	(2)	$1,000,000	$30,264	—		$1,030,264
Upon Death or Disability (1)	2	(2)	1,000,000	30,264	$25,147	(3)	1,055,411
Upon Termination Following a Change-in-Control (4)	3		1,500,000	45,395	980		1,546,375
Upon Change-in-Control without Termination	—		—	—	980		980

William R. Hahl
Upon Termination Following a Change-in-Control (4)	2		$620,000	$28,001	$4,033		$652,034
Upon Change-in-Control without Termination	—		—	—	4,033		4,033

O. Jean Strickland
Upon Termination without Cause (5)	2	(6)	$859,000	$10,008	—		$869,008
Upon Disability	1	(6)	—	—	—		—
Upon Death (5)	2	(6)	—	10,008	—		10,008
Upon Termination Following a Change-in-Control (5)	3	(6)	1,288,500	15,013	—		1,303,513
Upon Change-in-Control without Termination	—		—	—	—		—

H. Russell Holland, III
Upon Termination without Cause (5)	1	(6)	$280,900	$8,011	—		$288,911
Upon Disability	1	(6)	—	—	$118	(3)	118
Upon Death (5)	2	(6)	—	8,011	118	(3)	8,129
Upon Termination Following a Change-in-Control (5)	2	(6)	561,800	8,011	118	(3)	569,929
Upon Change-in-Control without Termination	—		—	—	118	(3)	118

Dale M. Hudson	—		—	—	—		—

(1)	As provided for in Mr. Hudson’s employment agreement. The Bank shall continue to pay to the executive officer or his estate or beneficiaries his Annual Base Salary, including any other cash compensation to which the executive officer would be entitled at termination date, for the period indicated under Term. In addition, the Bank will continue to pay the hospitalization insurance premium (including major medical) for the executive officer, his spouse and eligible dependents, as well as long-term disability and life insurance premiums for the term indicated or until his earlier death. In the case of disability, the Annual Base Salary shall be reduced by any amounts received by the executive officer under the Bank’s long term disability plan or from any other collateral source payable to disability, including social security benefits.

(2)	The initial term of agreement is three years with automatic renewal on each anniversary, but benefits under the agreement are paid for the Term as indicated on the table.

(3)	As provided for in the award agreement for the individual equity award.

(4)	As provided for in the respective change in control agreement. The Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of the: (i) base salary through the termination date to the extent not paid (assumed already paid in table above), (ii) annual bonus (prorated in the event that the Executive was not employed by the Company for the whole of such fiscal year), and (iii) annual base salary and annual bonus listed in the table, multiplied by the Term. Annual base salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual bonus is equal to the executive officer’s highest annual bonus for the last three full fiscal years prior to the triggering event. All unvested stock options and restricted stock of the Company held by the executive officer shall immediately and fully vest on termination. In addition, for the Term indicated, the Company will pay or provide to the executive officer or eligible dependents “Other Annual Benefits.” “Other Annual Benefits” include Company-paid profit-sharing contributions, medical, prescription, dental, employee life, group life, accidental death and travel accident insurance plans and programs paid by the Company prior to the change in control. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for Accrued Obligations.

(5)	As provided for in Mr. Holland and Ms. Strickland’s employment agreements. The Bank shall continue to pay the executive officer or his/her estate or beneficiaries his/her annual base salary, together with the annual bonus, in equal monthly installments for the period indicated under term, except in the case of death. In addition, the Bank will continue to pay the hospitalization insurance premium (including major medical) for the executive officer, his/her spouse and eligible dependents, as well as long-term disability and life insurance premiums for the term indicated and for two years for Mr. Holland in the case of termination without cause.

(6)	The initial term of agreement is one year with automatic renewal on each anniversary, but benefits under the agreement are paid for the Term as indicated on the table.

2010 DIRECTOR COMPENSATION
          The table below sets forth the elements that comprise total compensation for Board members who are not named executive officers of the Company or the Bank.

	Fees Earned or		All Other
	Paid in Cash		Compensation		Total
Name	($) (1)		($)		($)
Stephen E. Bohner	$67,700		—		$67,700
John H. Crane	$67,700		—		$67,700
T. Michael Crook	$51,200	(2)	—		$51,200
H. Gilbert Culbreth, Jr.	$62,100		—		$62,100
Christopher E. Fogal	$63,500		—		$63,500
Jeffrey S. Furst (3)	$52,600	(2)	—		$52,600
A. Douglas Gilbert	$34,717		$39,653	(4)	$74,370
Robert B. Goldstein	$35,283	(5)	—		$35,283
Dennis S. Hudson, Jr.	$44,700		—		$44,700
Thomas E. Rossin	$75,200		—		$75,200
Thomas H. Thurlow, Jr. (6)	$33,500		—		$33,500
Edwin E. Walpole, III	$41,400		—		$41,400

(1)	Board members who are not executive officers of the Company or the Bank are paid an annual retainer of $23,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainer, Board members who are not executive officers receive $700 for each Board meeting attended, $700 for each committee meeting attended and $800 for each committee meeting chaired, including Bank committees. The members of the Committee, Audit Committee and Nominating and Governance Committee receive an additional $100 for each of these committee meetings attended and $200 for each of these committee meetings chaired. Executive officers who are also directors do not receive any additional compensation for services provided as a director.

(2)	All of which was deferred into the Company’s Directors’ Deferred Compensation Plan described below.

(3)	Mr. Furst served on the Board of the Company until his death on July 5, 2010.

(4)	Compensation paid to Mr. Gilbert as a business development officer for the Bank beginning on October 1, 2010 after his resignation from the Board of Directors. Includes base salary of $37,596, $137 paid by the employer into the Cafeteria Plan, $1,751 in excess life insurance benefits, and $169 in supplemental long-term disability benefits.

(5)	80% of the compensation earned by Mr. Goldstein is paid to CapGen Capital Advisors LLC. Mr. Goldstein joined the Board of the Company on January 26, 2010.

(6)	Mr. Thurlow retired on November 16, 2010.

Directors’ Deferred Compensation Plan
          The Company has a Directors’ Deferred Compensation Plan to allow non-employee directors of the Company and its subsidiaries to defer receipt of fees paid to them for their service on the boards of directors and committees of the Company and its subsidiaries until their separation from service with the Company. Annually, each participant may direct how his account in the Directors’ Deferred Compensation Plan is invested prospectively among four investment vehicle options: three mutual funds and a derivative security comprised of Company Common Stock (“Stock Account”). The plan’s investment options are reviewed and selected annually by a Committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the Directors Deferred Compensation Plan are above-market or preferential.
          The assets of the Directors’ Deferred Compensation Plan are held, invested and administered from a “Rabbi trust” established by the Company. The plan’s Rabbi trust is administered by M&I, as trustee of the Trust.
          Upon a participant’s separation from service on the Board, the participant will receive the balance of his Stock Account in kind and the balance of his mutual fund account in cash in one of the following three forms specified by the participant at the time of initial deferral election:
•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five years.
          Upon death of the participant prior to the distribution of his account, the balance in the account shall be paid in a lump sum to the beneficiary or to the estate of the participant if no beneficiary is designated. In general, a participant may not change his existing election regarding the form of distribution applicable to his account.

SALARY AND BENEFITS COMMITTEE REPORT
          The Salary and Benefits Committee assists the Board of Directors with administering its responsibilities relating to the compensation of the Company’s executive officers, including the chief executive officer. In addition, this Committee also has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Salary and Benefits Committee operates under a written charter that was revised in 2009 upon approval by the Board of Directors. The Committee Charter is available on the Company’s website at www.seacoastbanking.net.
          The Salary and Benefits Committee currently is composed of five persons, all of whom the Nominating and Governance Committee has determined to be independent. The Committee also serves as the salary and benefits committee of the Bank.
          The Salary and Benefits Committee believes that it has taken the actions necessary and appropriate to fulfill its responsibilities under the Salary and Benefits Committee’s Charter. To carry out its responsibilities, the Committee held eight meetings in 2010.
          In compliance with the provisions of the CPP and the executive compensation and corporate governance set forth in the Emergency Economic Stabilization Act of 2008 (“EESA”), the Board of Directors initially reviewed the incentive compensation arrangements of the senior executive officers with the Company’s human resources director and corporate counsel on March 17, 2009 to ensure that these compensation arrangements do not encourage the covered officers to take “unnecessary and excessive” risks that threaten the value of the Company. Similar reviews have been conducted semi-annually by the Salary and Benefits Committee with the Company’s human resources director, with the last such review performed on November 29, 2010. The Committee hereby certifies that:
•	it has reviewed with senior risk officers, the senior executive officer compensation plans and has made reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

•	it has reviewed with senior risk officers the employment compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

•	it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.
          The Company offers the following plans in which the senior executive officers participate:
•	Employment agreements and change in control agreements with certain of our named executive officers;

•	The Employee Stock Purchase Plan, 2000 Long Term Incentive Plan and 2008 Long-Term Incentive Plan;

•	An executive deferred compensation plan; and

•	The Company’s retirement savings plan.
          We reviewed each of the above plans and agreements and determined that none of them encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank. In this regard, the employment agreements with our named executive officers provide for severance payments if a termination of employment occurs under certain circumstances. As discussed under “Compensation Discussion and Analysis,” due to the Company’s participation in the CPP, our named executive officers are unable to receive any severance payments if their employment is terminated for reasons other than death or disability before the preferred stock issued to the U.S. Department of the Treasury pursuant to the CPP is redeemed.
          The equity plans were each approved by the shareholders of the Company and provide for the granting of stock options, restricted stock awards and stock-settled stock appreciation rights. The Salary and Benefits Committee believes that, to create value for our shareholders, it is important to utilize long-term equity incentives as a part of compensation to align the interests of management with shareholders. The awards include a long-term vesting schedule to further encourage positive long-range performance and to assist in the retention of management. In light of the long-term nature of these equity awards, the Salary and Benefits Committee believes that these equity awards do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

          The Company maintains a deferred compensation plan for the benefit of a select group of management and highly compensated employees. The plan allows the participants to defer a percentage of compensation earned, which is paid into a trust, and to receive matching and other company contributions under the Retirement Savings Plan lost due to 401(k) contribution limits. Compensation deferred by the participant is immediately vested. The Company contributions vest at the rate of 25 percent for each year of service the participant has accrued under the Company’s retirement savings plan, with full vesting after four years of service. The Salary and Benefits Committee believes that this plan does not encourage the participants in the plan to take unnecessary and excessive risks that threaten the value of the Company or the Bank due to the long-term vesting schedule, and the Salary and Benefits Committee believes that the plan encourages positive long-range performance.
          The Company’s retirement savings plan is a tax-qualified plan that provides benefits to all employees who meet certain age and service requirements. Because participation and allocations in the plan are not based on Company or individual performance, the Salary and Benefits Committee believes that this plan does not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.
          We believe that the above plans and agreements encourage the creation of long-term value instead of behavior focused on achieving short-term results. In addition, as discussed below under “Compensation Discussion and Analysis,” the Company and the Bank are unable to pay any cash bonuses or grant any new stock options to the five most highly compensated employees due to restrictions imposed on CPP participants. Further, the named executive officers and the five most highly compensated employees are unable to receive any severance payments if their employment is terminated for reasons other than death or disability before the preferred stock is redeemed, other than vested benefits under employee benefit plans.
          In addition to those plans and arrangements identified above, we have identified six different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments. Each arrangement is available to a different set of employees and the amount received differs depending on level of job responsibility and plan objectives. Compensation paid to Residential Lending, Wealth Management and Retail Banking division employees represented approximately 95 percent of the variable cash compensation paid in 2010. The substantial majority of this amount was related to sales commissions paid to mortgage loan officers and wealth management financial advisors in lieu of a base salary. Mortgage loan officers are compensated based on loan origination volume, which is subject to approval by a separate credit underwriting approval process. Further, Residential Lending division variable compensation arrangements include provisions for the recapture of compensation on returned loans. The Committee reviewed the Residential Lending Commission Plan, including modifications made to comply with new Federal Reserve guidelines dealing with Loan Originator compensation pay structures that go into effect in 2011. Retail Banking employees are provided sales incentives for selling core deposit accounts and increasing household deposit relationships. Additionally, Commercial Loan Officers who managed their loan portfolio to the Bank’s credit standards were paid small dollar annual bonuses. The Committee also reviewed a new Commercial Loan Sales Incentive Plan that become effective in the fourth quarter of 2010. This plan, designed to incent new small business loan production and help drive bank profitability in 2011, provides significant penalties for portfolio credit deterioration. The Salary and Benefits Committee reviewed the structure and implementation of these arrangements and discussed the risks that face the Company and determined that the arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company or the Bank or the manipulation of reported earnings to enhance the compensation of any employee.
          In fulfilling its oversight responsibilities, the Salary and Benefits Committee reviewed with management the Compensation Discussion and Analysis required as part of the Company’s 2011 Proxy Statement, including a discussion of the quality and the clarity of disclosures contained therein. Based on this review and discussion, the Salary and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2011 Proxy Statement. The Board has approved and ratified such recommendation.

Salary and Benefits Committee:

H. Gilbert Culbreth, Jr., Chairman
Stephen E. Bohner
Robert B. Goldstein
Thomas E. Rossin
Edwin E. Walpole, III
April 7, 2011

AUDIT COMMITTEE REPORT
          The Audit Committee is currently comprised of three directors, Christopher E. Fogal (Chair), John H. Crane and T. Michael Crook.
          The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.
          The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.
          In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and KPMG LLP the audited financial statements of the Company for the year ended December 31, 2010. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of KPMG LLP. The Committee also discussed these statements with KPMG LLP, both with and without management present and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with KPMG LLP of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended (AICPA, Professional Standards, vol. 1, AU Section 380), and adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with KPMG LLP matters relating to its independence and received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.
          On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee:

Christopher E. Fogal, Chairman
John H. Crane
T. Michael Crook
April 7, 2011

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
Related Party Transactions
     Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.
     As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.
     The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2010, was approximately $5,332,476, which represented approximately 3.2 percent of Seacoast’s consolidated shareholders’ equity on that date.
     As provided under its charter, the Audit Committee reviews all related party transactions which do not involve indebtedness to the Bank for potential conflicts of interests and approves those not already approved by the Board of Directors. Messrs. Fogal (Chairman), Crane and Crook are the members of the Audit Committee, none of whom is or has been an officer or employee of Seacoast or its subsidiaries and each of whom is independent.
Certain Family Relationships
     Certain members of the Company’s Board of Directors and management are related. Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dennis S. Hudson, III, the Company’s Chairman and Chief Executive Officer, is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. In addition, Dale M. Hudson is married to the sister of former director Thomas H. Thurlow, Jr. As an executive officer, Dennis S. Hudson, III’s compensation is approved by the Salary and Benefits Committee, which is comprised solely of independent directors.
SALARY AND BENEFITS COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
     During 2010, Messrs. Culbreth (Chairman), Bohner, Goldstein, Rossin and Walpole served as members of the Salary and Benefits Committee, none of whom is or has been an officer or employee of Seacoast or its subsidiaries, and each of whom is independent for executive compensation purposes. Mr. Furst served on the Salary and Benefits Committee until his death in July 2010, at which time Mr. Goldstein was appointed to the Committee. During 2010, none of the members of the Salary and Benefits Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board of Directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Salary and Benefits Committee.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS
     The tables below provide information regarding the beneficial ownership of the Common Stock as of March 24, 2011, by:
•	each of the Company’s directors;

•	each of the executive officers named in the Summary Compensation Table;

•	all directors and executive officers as a group; and

•	each beneficial owner of more than 5%.
     As of March 24, 2011, 93,504,938 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes that each of the shareholders named in the tables below has sole voting and investment power with respect to the shares indicated as beneficially owned. Some of the information in the tables is based on information included in filings made by the beneficial owners with the SEC.
Principal Shareholders (5% Owners Exclusive of Directors and Officers)
     The following table sets forth information regarding the number and percentage of shares of Common Stock held by all persons and entities known by the Company to beneficially own 5% or more of the Company’s outstanding Common Stock. The information regarding beneficial ownership of Common Stock by the entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 24, 2011.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percentage
CapGen Capital Group III LP	15,715,862 (1)	16.7%
280 Park Avenue 40th Floor West New York, NY 10017

Otter Creek Partners I, L.P.	2,130,700 (2)	2.3%
222 Lakeview Avenue Suite 1130 West Palm Beach, FL 33401

Otter Creek, International, Ltd.	3,782,364 (2)	4.0%
c/o Caceis (Bermuda) Limited William House, 20 Reid Street Hamilton, HM 11, Bermuda

Wellington Management Company, LLP	8,699,997 (3)	9.3%
75 State Street Boston, MA 02109

(1)	According to a Schedule 13D/A filed jointly by CapGen LP, CapGen Capital Group III, LLC (“CapGen LLC”) and Eugene A. Ludwig on July 26, 2010 with the SEC with respect to Company Common Stock beneficially owned by each as of June 17, 2010. CapGen LLC is the sole general partner of CapGen LP, and both entities have the sole voting and dispositive power with respect to all 15,715,862 shares of Common Stock. Eugene Ludwig is the managing member of CapGen LLC and in such capacity has shared voting and dispositive power over all 15,715,862 shares of Common Stock. Mr. John Rose and Mr. Robert Goldstein, along with Mr. Ludwig, are the principal members of CapGen LLC (the “Principal Members”).

While the Principal Members may be deemed to be the indirect beneficial owners of such shares, each of the reporting persons and each individual named in response to Item 2 of the Schedule 13D/A disclaims beneficial ownership of the shares except for those shares that the reporting person or individual holds directly.

(2)	According to a Schedule 13G filed jointly by Otter Creek Partners I, L.P. (“OCP”) and Otter Creek International Ltd. (‘OCI”) on February 14, 2011, Otter Creek Management Inc. is the general partner of OCP and the investment advisor to OCI and in such capacities makes investment decisions for them, including the decision to invest in shares of Seacoast. In addition, the Schedule 13G indicates that OCP and OCI have sole voting and dispositive power with respect to 2,130,700 and 3,782,364 shares, respectively, of the Company’s Common Stock as of December 31, 2010.
(3)	According to a Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2011, Wellington has shared voting power with respect to 8,329,653 shares of Common Stock and shared dispositive power with respect to 8,699,997 shares of Common Stock. The Schedule 13G provides that Wellington is an investment adviser and that the shares of common stock listed on the Schedule 13G are owned of record by clients of Wellington. In addition, Wellington reported that these clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of Common Stock and that none of these clients is known to have these rights or powers with respect to more than 5% of the Company’s Common Stock.
Directors and Executive Officers

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percentage
Stephen E. Bohner	55,930	(1)	*
John H. Crane	36,295	(2)	*
T. Michael Crook	212,876	(3)	*
H. Gilbert Culbreth, Jr.	254,000	(4)	*
Christopher E. Fogal	74,581	(5)	*
Robert B. Goldstein	15,715,862	(6)	16.7%
Dale M. Hudson	1,851,451	(7)	2.0%
Dennis S. Hudson, Jr.	1,567,916	(8)	1.7%
Dennis S. Hudson, III	1,648,182	(9)	1.8%
Thomas E. Rossin	40,331		*
Edwin E. Walpole, III	395,094	(10)	*
William R. Hahl	86,439	(11)	*
H. Russell Holland, III	32,943	(12)	*
O. Jean Strickland	201,412	(13)	*

All directors and executive officers as a group (14 persons)	21,051,534		22.4%

*	Less than 1%

(1)	Includes 11,158 shares held in the Bank’s Director’s Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Bohner has no voting or dispositive power.

(2)	All shares are held jointly with Mr. Crane’s wife, as to which shares Mr. Crane may be deemed to share both voting and investment power.

(3)	Includes 89,000 shares held jointly with Mr. Crook’s wife and 14,000 shares held by Mr. Crook’s wife, as to which shares Mr. Crook may be deemed to share both voting and investment power. Also includes 71,370 shares held in the Bank’s Director’s Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Crook has no voting or dispositive power.

(4)	Includes 130,000 shares held in a family limited liability company and 41,000 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 5,000 shares held jointly with Mr. Culbreth’s children and 51,000 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power.

(5)	Includes 22,450 shares held jointly with Mr. Fogal’s wife and 3,687 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power.

(6)	All 15,715,862 shares are held by CapGen LP, which is wholly owned by CapGen LLC. Mr. Goldstein is a principal and a member of the investment committee of CapGen LLC. Mr. Goldstein may be deemed to share both voting and investment power with respect to these shares, but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.

(7)	Includes 1,456,121 shares held by Monroe Partners, Ltd., a family limited partnership (“Monroe Partners”), of which Mr. Hudson and his wife, Mary T. Hudson, are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partner, but disclaims beneficial ownership, except to the extent of his 50 percent interest in Monroe Partners. Also includes 358,517 shares held jointly with Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 35,954 shares held by Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership. Also includes 859 shares held in the Company’s Retirement Savings Plan.

(8)	Includes 1,121,778 shares held by Sherwood Partners, Ltd., a family limited partnership (“Sherwood Partners”), of which Mr. Hudson and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson and his children are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares, but disclaims beneficial ownership, except to the extent of his 1.0% interest in Sherwood Partners. Also includes 156,476 shares held by Mr. Hudson’s wife’s trust, as to which shares Mr. Hudson may be deemed to share both voting and investment power.

(9)	Includes 1,121,778 shares held by Sherwood Partners, of which Mr. Hudson and his father, Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, but disclaims beneficial ownership, except to the extent of his 28.4 percent interest in Sherwood Partners and his beneficial interest in trusts having a 53.2 percent interest in Sherwood Partners. Also includes 245,293 shares held jointly with Mr. Hudson’s wife which were pledged as security for a margin loan, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 164,754 shares held in the Company’s Retirement Savings Plan, and 105,000 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days. Also includes 1,400 shares held by Mr. Hudson’s wife as custodian for her son, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.

(10)	Includes 3,952 shares held jointly with Mr. Walpole’s daughter and 4,050 shares held by a corporation in which Mr. Walpole is a principal, as to which shares Mr. Walpole may be deemed to share both voting and investment power.

(11)	Includes 53,606 shares held jointly with Mr. Hahl’s wife and 373 shares held by Mr. Hahl as custodian for his granddaughters, as to which shares Mr. Hahl may be deemed to share both voting and investment power. Also includes 10,256 shares held in the Company’s Retirement Savings Plan, 959 shares of time-based restricted stock that will vest within six months of the Record Date, and 18,000 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(12)	Includes 24,921 shares held jointly with Mr. Holland’s wife and 2,000 shares held in a revocable trust, as to which shares Mr. Holland may be deemed to share both voting and investment power. Also includes 4,371 shares held in the Company’s Retirement Savings Plan and 521 shares held in the Company’s Employee Stock Purchase Plan.

(13)	Includes 175,721 shares held jointly with Ms. Strickland’s husband, as to which shares Ms. Strickland may be deemed to share both voting and investment power. Also includes 10,691 shares held in the Company’s Retirement Savings Plan and 15,000 shares that Ms. Strickland has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10 percent of the Company’s Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal 2010, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10 percent of its Common Stock were complied with in a timely manner, except for:
•	The Form 4 for William R. Hahl filed on May 24, 2010 which reported the disposition of 40,436 shares of Common Stock on January 12, 2010. The Company believes that the Form 5 filed on February 2, 2011 reflects Mr. Hahl’s current holdings.

•	The Form 4 for Robert B. Goldstein, CapGen LLC, CapGen LP and Eugene Ludwig filed on July 26, 2010 which reported CapGen LP’s acquisition of 14,088 shares of Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B, $0.10 par value per share, of the Company (“Series B Preferred Stock”) on June 17, 2010 and the conversion of the Series B Preferred Stock to 9,715,862 shares of Common Stock on June 29, 2010. As a result of this purchase, CapGen LP beneficially owns more than 10% of the Company’s Common Stock. The Company believes that the Form 4 filed on July 26, 2010 reflects CapGen LP’s current holdings, as well as the current holdings of Mr. Goldstein, Mr. Ludwig and CapGen LLC as indirect beneficial owners of such shares under Rule 16a-1(a)(2) promulgated under the Exchange Act.

•	The Form 4 for Dennis J. Arczynski filed on November 19, 2010 which reported the acquisition of 15,000 shares of Common Stock on November 16, 2010. The Company believes that the Form 4 filed on March 7, 2011 reflects Mr. Arczynski’s current holdings.

PROPOSAL 2
APPROVAL OF A PROTECTIVE AMENDMENT TO
THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO
PRESERVE CERTAIN TAX BENEFITS
     On January 18, 2011, the Board of Directors unanimously declared advisable and approved, subject to approval by shareholders, an amendment to the Company’s Articles of Incorporation, substantially in the form of Appendix A.
Background
     Since the end of our 2008 fiscal year, we have generated approximately $149 million of federal net operating losses and $267 million of state net operating losses (collectively, “NOLs”). Under federal and state tax laws, we can use NOLs and certain related tax credits to offset ordinary income on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset income tax in future years. At December 31, 2010, the net deferred tax asset totals $66.8 million. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we consider our NOLs as a valuable asset.
     The benefits of our NOLs would be reduced or eliminated, and our use of our NOLs would be substantially delayed, if we experience an “ownership change,” as determined under Section 382 (“Section 382”) of the Code. A Section 382 “ownership change” occurs if a shareholder or a group of shareholders who are deemed to own at least 5% of our Common Stock under Section 382 (each, a “5% shareholder”) increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of NOLs we can use to offset income tax equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” A number of special rules apply to calculating this annual limit.
     We believe that if an “ownership change” were to occur, the Section 382 limitations could result in a material delay in this availability or a material loss of the amount of our NOLs if these expired unused. Either or both of these results could materially impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred, we currently believe that an “ownership change” has not occurred. However, if certain protective actions are not taken, we believe that we could experience an “ownership change” and lose important tax benefits.
     After careful consideration, the Board of Directors believes the most effective way to preserve the tax benefits associated with our NOLs and to enhance long-term shareholder value is to adopt a protective amendment to our Articles of Incorporation (the “Protective Amendment”). The Protective Amendment is designed to block transfers of our Common Stock that could result in an “ownership change”.
     The Board of Directors urges shareholders to read Proposal 2 carefully, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment,” and the full terms of the Protective Amendment. The Board of Directors unanimously adopted the Protective Amendment on January 18, 2011, but the Protective Amendment requires shareholder adoption to be put into effect.
     It is important to note that this measure does not offer a complete solution, and an “ownership change” may occur even if the Protective Amendment is adopted. There are limitations on the enforceability of the Protective Amendment against shareholders who do not vote to adopt it that may allow an “ownership change” to occur. The limitations of Protective Amendment are described in more detail below. Despite the limitations, the Board of Directors believes that the measure is needed and that it will serve as an important tool to help prevent an “ownership change” that would reduce or eliminate the significant long-term potential tax benefits associated with our NOLs, and substantially delay our use of our NOLs. Accordingly, the Board of Directors strongly recommends that shareholders adopt the Protective Amendment.
     For the reasons discussed above, the Board of Directors recommends that shareholders adopt the Protective Amendment to our Articles of Incorporation. The Protective Amendment is intended to prevent certain transfers of our Common Stock and preferred stock that could result in an ownership change under Section 382 and therefore materially inhibit our ability to use our NOLs to reduce our future federal income tax liability. The Board of Directors believes it is in the Company’s and our shareholders’ best interests to adopt the Protective Amendment to help avoid this result.
Description of Protective Amendment
     The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Section 4.06 of our Articles of Incorporation and can be found substantially in the form of Appendix A. Please read the Protective Amendment in its entirety as the discussion below is only a summary.
     Prohibited Transfers. Subject to certain exceptions pertaining to existing 5% or greater shareholders, the Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:
•	increase the direct or indirect ownership of our stock by any person (or any “public group” of shareholders, as that term is defined under Section 382) from less than 5% to 5% or more of our Common Stock;

•	increase the percentage of our Common Stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of our Common Stock; or

•	create a new public group.
     Restricted transfers include sales to persons or public groups whose resulting percentage ownership (direct or indirect) of our Common Stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of our Common Stock would, by attribution, cause another person or public group to exceed such threshold. Complicated Common Stock ownership rules will apply in determining whether a person or group of persons constitute a 5% shareholder under Section 382 and whether less than 5% shareholders will be treated as one or more public groups, each of which is a 5% shareholder under Section 382. A transfer from one member of the public group to another member of the public group does not increase the percentage of our Common Stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our Common Stock owned by, any shareholder, we are entitled to rely on the existence or absence of certain public securities filings as of any date, subject in some cases to our actual knowledge of the ownership of our Common Stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our Common Stock. These transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Stock, or prohibit ownership (thus requiring dispositions) of our Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our Common Stock.
     Treatment of Pre-Existing 5% Shareholders. The Protective Amendment contains exceptions permitting certain transfers by “pre-existing 5% shareholders.” Pre-existing 5% shareholders are:
•	any person or entity who has publicly filed a Schedule 13D or 13G with respect to their ownership of our Common Stock on or before the date of adoption of the Protective Amendment; and

•	certain persons and entities with specified ownership interests in the foregoing persons or entities.

     In contrast to the treatment of persons who become 5% shareholders after adoption of the Protective Amendment, who will be prohibited from disposing any shares of our Common Stock without the express consent of the Board of Directors, a direct or indirect transfer of shares of our Common Stock by (but not to) a pre-existing 5% shareholder will be permitted so long as such a transfer would not:
•	increase the ownership of our Common Stock by any person (other than a public group) to 5% or more of our Common Stock; or

•	increase the percentage of our Common Stock owned by a person (other than a public group) owning 5% or more of our Common Stock.
     These permitted transfers include transfers to a public group even though the public group becomes a new public group as a result of such transfer and is treated as a 5% shareholder under Section 382. In addition, the transferred shares of our Common Stock must be owned by the pre-existing 5% shareholder prior to the date of adoption of the Protective Amendment. These provisions will permit pre-existing 5% shareholders to dispose of shares owned by them, subject to the conditions above.
     Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void ab initio as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Stock would terminate effective simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Stock, or in the case of options or warrants, receiving our Common Stock in respect of their exercise. In this Proxy Statement, our Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”
     In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent, along with any dividends or other distributions paid with respect to such excess stock upon or following the prohibited transfer. Our transfer agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of these sales, together with any other distributions with respect to such excess stock received by our transfer agent, after deduction of all reasonable costs incurred by the transfer agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the transfer agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).
     To the extent permitted by law, any shareholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees and charges (including, without limitation, legal and accounting fees and charges) incurred in connection with addressing such violation.
     With respect to any transfer of Common Stock that does not involve a transfer of our “securities” within the meaning of Florida Business Corporation Act but that would cause any 5% shareholder to violate the Protective Amendment, the following procedure will apply in lieu of those described above. In such case, no such 5% shareholder shall be required to dispose of any interest that is not our security, but such 5% shareholder and/or any person whose ownership of our securities is attributed to such 5% shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% shareholder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the transfer agent under the provisions summarized above, with the maximum amount payable to such 5% shareholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer, less expenses.
     Modification and Waiver of Transfer Restrictions. The Board of Directors will have the discretion to approve a transfer of our Common Stock or securities convertible into shares of our Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in the Company’s and our shareholders’ best interests. If the Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an “ownership change” that could limit our use of our NOLs for tax benefits. In deciding whether to grant a waiver, the Board of Directors may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board of Directors may request relevant information from the acquirer and/or the seller in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board of Directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or the seller.
     The Board of Directors may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use our NOLs.
Implementation and Expiration of the Protective Amendment
     If our shareholders adopt the Protective Amendment, we intend to promptly file the Protective Amendment with the Secretary of State of the State of Florida, whereupon such amendment will become effective. We intend to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our Common Stock in uncertificated form and we will notify our transfer agent.
     The Protective Amendment will expire on the earliest of:
•	the Board of Director’s determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the amendment or repeal of Section 382 or any successor statute;

•	the beginning of a taxable year to which the Board of Directors determines that none of our NOLs may be carried forward;

•	such date as the Board of Directors otherwise determines that the Protective Amendment is no longer necessary for the preservation of tax benefits associated with our NOLs; or

•	three years from its adoption, unless reapproved by shareholders.
The Board of Directors may also accelerate the expiration date of the Protective Amendment in the event of a change in the law.
Effectiveness and Enforceability
     Although the Protective Amendment is intended to reduce the likelihood of an “ownership change,” we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted since:
•	The Board of Directors can permit a transfer to an acquirer that results or contributes to an “ownership change” if it determines that such transfer is in the Company’s and our shareholders’ best interests.

•	Under the Florida Business Corporation Act, the articles of incorporation of a corporation may impose restrictions on the transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction. In addition, a restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by Section 607.0627 of the Florida Business Corporation Act and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 607.0626(2) of the Florida Business Corporation Act. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction. We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Florida law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•	Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an “ownership change” under Section 382. We cannot assure you that the Protective Amendment is effective or enforceable in all circumstances, particularly against shareholders who do not vote in favor of this proposal or who do not have notice of the acquisition restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an “ownership change” will not occur even if the Protective Amendment is made effective.
     As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an “ownership change.” See “Certain Considerations Related to the Protective Amendment.”
Section 382 “Ownership Change” Determinations
     The Section 382 rules are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 “ownership change” has occurred include:
•	All shareholders who each own less than 5% of our Common Stock are generally (but not always) treated as a single 5% shareholder. Transactions in the public markets among shareholders who are not 5% shareholders are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as “5% shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person that cause the person to become a 5% shareholder generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised.

•	Our redemption, repurchase or buyback of our Common Stock will increase the ownership of any 5% shareholders (including groups of shareholders who are not themselves 5% shareholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5% shareholder,” resulting in a 5% (or more) change in ownership.
Certain Considerations Related to the Protective Amendment
     The Board of Directors believes that attempting to protect the tax benefits of our NOLs as described above under “Background” is in the Company’s and our shareholders’ best interests. However, we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted. Please consider the items discussed below in voting on Proposal 2.
The IRS could challenge the amount of our NOLs or claim we experienced an “ownership change,” which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.
     The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our NOLs even if the Protective Amendment is in place.
Continued Risk of “Ownership Change”
     Although the Protective Amendment is intended to reduce the likelihood of an “ownership change,” we cannot assure you that it would prevent all transfers of our Common Stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our Common Stock will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds, as discussed above.
Potential Effects on Liquidity
     The Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such Common Stock. In addition, a shareholder’s ownership of our Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.
Potential Effect on Value
     If the Protective Amendment is adopted, the Board of Directors intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our Common Stock in uncertificated form. Because certain buyers, including persons who wish to acquire more than 5% of our Common Stock and certain institutional holders which may not be comfortable holding our Common Stock with restrictive legends, may not be able to purchase our Common Stock, the Protective Amendment could adversely effect the value of our Common Stock in an amount that could more than offset any value preserved from protecting our NOLs.

Potential Anti-Takeover Effects
     The reason the Board of Directors adopted the Protective Amendment is to preserve the long-term value of our NOLs. The Protective Amendment, if adopted by our shareholders, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 5% of our Common Stock and the ability of persons, entities or groups now owning more than 5% of our Common Stock from acquiring additional shares of our Common Stock without the approval of the Board of Directors. Accordingly, the overall effect of the Protective Amendment, if adopted by our shareholders, may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Protective Amendment proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures. We are presently not aware of any potential takeover transaction.
     Florida law and our Articles of Incorporation include anti-takeover provisions, such as provisions that encourage persons seeking to acquire control of us to consult with our Board of Directors, and which enable the Board of Directors to negotiate and give consideration on behalf of us and our shareholders and other constituencies to the merits of any offer made. Such provisions, as well as supermajority voting and quorum requirements and a staggered Board of Directors, may make any takeover attempts and other acquisitions of interests in us, by means of a tender offer, open market purchase, a proxy fight or otherwise, that have not been approved by our Board of Directors more difficult and more expensive. As a result, our Board of Directors may decide not to pursue transactions that would otherwise be in your best interests as a holder of our Common Stock.
     Our Articles of Incorporation and Amended and Restated By-Laws also contain additional provisions that may make takeover attempts and other acquisitions of interests in us more difficult and expensive where the takeover attempt or other acquisition has not been approved by our Board of Directors. These provisions may discourage possible business combinations that a majority of our shareholders may believe to be desirable and beneficial. These provisions include:
•	a classified board to which approximately one-third of our Board of Directors is elected each year at our annual meeting of shareholders;

•	a requirement that any change to our Articles of Incorporation relating to the structure of our Board of Directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•	a requirement that any change to our bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of our Board of Directors, and (ii) a majority of the Continuing Directors (as defined in our Articles of Incorporation) or (b) two-thirds of the shares entitled to vote generally in the election of directors;

•	a requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by us from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•	a requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.
     In addition, our Articles of Incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of our stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the Articles of Incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of our consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction of the Company, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in our Articles of Incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of our board of directors, and (y) a majority of the Continuing Directors (as defined in our Articles of Incorporation).
Effect of the Protective Amendment if you vote for it and already own more than 5% of our Common Stock
     If you already own more than 5% of our Common Stock, you would be able to transfer only shares of our Common Stock that you acquired or agreed to purchase prior to the effective date of the Protective Amendment and only if the transfer does not increase the percentage stock ownership of another holder of 5% or more of our Common Stock or create a new holder of 5% or more of our Common Stock (other than certain transfers that create a new public group). Shares acquired in any such transaction will be subject to the Protective Amendment’s transfer restrictions.
Effect of the Protective Amendment if you vote for it and own less than 5% of our Common Stock
     The Protective Amendment will apply to you, but so long as you own less than 5% of our Common Stock you can transfer your shares to a purchaser who, after the sale, also would own less than 5% of our Common Stock.
Effect of the Protective Amendment if you vote against it
     Under the Florida Business Corporation Act, the articles of incorporation of a corporation may impose restrictions on the transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction. In addition, a restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by Section 607.0627 of the Florida Business Corporation Act and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 607.0626(2) of the Florida Business Corporation Act. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction. We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Florida law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.
Vote Required
     This Proposal 2 requires approval by the affirmative vote of a majority of votes cast at the Meeting.
     The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed KPMG LLP, an independent registered certified public accounting firm, as independent auditors for Seacoast and its subsidiaries for the fiscal year ending December 31, 2010 and has selected KPMG LLP to serve as the Company’s independent auditor for 2011. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of KPMG LLP for ratification by the shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment. KPMG LLP has served as independent auditors for Seacoast and its subsidiaries since 2004.
     Representatives of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders.
     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of KPMG LLP for the fiscal year ending December 31, 2011.
     Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Meeting.
     The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
AUDIT AND NON-AUDIT FEES
     KPMG LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. KPMG LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.
     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by KPMG LLP during these years.

	2009	2010
Audit Fees (1)	$499,700	$500,000
Audit-Related Fees (2)	$35,500	$35,500
Tax Fees (3)	$18,000	$0
All Other Fees (4)	$97,500	$7,500

(1)	Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.

(2)	Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to the audit of the broker-dealer subsidiary of the Bank and related agreed upon procedures.

(3)	Includes the aggregate fees billed by KPMG LLP in 2009 for the preparation of several amended federal and state tax returns.

(4)	Includes the aggregate fees billed by KPMG LLP for professional services performed in connection with the Company’s filing of certain registration statements and the related issuance of comfort letters and consents.
Pre-Approval Policy
     Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2.01(c)(7)(i).

PROPOSAL 4
APPROVAL OF AN EXTENSION OF THE BOARD OF DIRECTORS’ AUTHORITY
TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK
     On June 22, 2010, shareholders approved a proposal to amend the Articles of Incorporation to permit our Board of Directors to (i) effect a reverse stock split of our Common Stock at any time prior to June 21, 2011 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors. On January 18, 2011, the Board of Directors adopted resolutions (i) declaring that it was advisable to extend the time period under which the Board may effect such a reverse stock split of our Common Stock to occur at any time prior to May 25, 2012, and (ii) directing that a proposal to approve the extension of such time period be submitted to the shareholders of our Common Stock for their approval at the Meeting.
The Reverse Stock Split Proposal
     The form of the proposed amendment to our Articles of Incorporation to effect the reverse stock split is attached as Exhibit B and is substantially the form of the amendment previously approved by shareholders. If approved by our shareholders, this proposal would extend from June 21, 2011 to May 25, 2012 the approval permitting (but not requiring) the Board of Directors to effect a reverse stock split of our Common Stock at any time prior to May 25, 2012 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our shareholders by allowing us to restore our Common Stock price to a normalized trading level, which will enhance liquidity and will also allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees). In determining a ratio, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.
     The Board of Directors reserves the right to elect to abandon the reverse stock split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its shareholders.
     Depending on the ratio for the reverse stock split determined by the Board of Directors, two, five, ten, fifteen, twenty, twenty-five or thirty shares of existing Common Stock will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The amendment to our Articles of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board of Directors to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.
     If the reverse stock split is effected, we will also proportionately reduce the number of authorized shares of our Common Stock, as described below in “Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our Articles of Incorporation to reduce the total number of authorized shares of Common Stock, depending on the reverse split ratio determined by the Board of Directors. The amendment to our Articles of Incorporation that is filed in connection with the reverse stock split, if any, will include only the total number of authorized shares of Common Stock determined by the Board of Directors to be in the best interests of shareholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If the Board of Directors abandons the reverse stock split, it will also abandon the related reduction in the number of authorized shares.
     To avoid the existence of fractional shares of our Common Stock, shareholders of record who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the reverse stock split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.
Background and Reasons for Proposal 4
     The Board of Directors is submitting the reverse stock split proposal to our shareholders for approval with the primary intent of increasing the market price of our Common Stock to make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, we believe that effecting the reverse stock split is in the Company’s and our shareholders’ best interests. The reverse stock split, if approved and implemented by the Board of Directors, will enhance liquidity and will also allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees).
     We believe that the reverse stock split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that a reverse stock split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.
     Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
Procedure for Implementing the Reverse Stock Split
     The reverse stock split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of the Articles of Amendment, in the form approved by the shareholders, with the Secretary of State of the State of Florida. The exact timing of the filing of the Articles of Amendment that will effect the reverse stock split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Articles of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the reverse stock split. If the Articles of Amendment effecting the reverse stock split and related share decrease have not been filed with the Secretary of State of the State of Florida by the close of business on May 25, 2012, the Board of Directors will abandon the reverse stock split.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
     Depending on the ratio for the reverse stock split determined by the Board of Directors, two, five, ten, fifteen, twenty, twenty-five or thirty shares of existing Common Stock will be combined into one new share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The table below illustrates the effect, as of March 24, 2011, of the reverse stock split at each possible ratio on the number of authorized and issued (or reserved for issuance) shares of Common Stock (without giving effect to the treatment of fractional shares):

Approximate Number of Authorized Shares of
Reverse Stock Split Ratio	Common Stock Following the Reverse Stock Split
1-for-2	150,000,000
1-for-5	60,000,000
1-for-10	30,000,000
1-for-15	20,000,000
1-for-20	15,000,000
1-for-25	12,000,000
1-for-30	10,000,000
     The actual number of authorized shares after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.
     The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our Common Stock to the extent there are currently shareholders who would otherwise receive less than one share of Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).
     The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
     After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.
     After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the Nasdaq Global Select Market under the symbol “SBCF,” or such other trading symbol as may be applicable at the time.
Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)
     Upon the implementation of the reverse stock split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
     Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
     Shareholders who hold registered shares in book-entry form with the transfer agent will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.
Holders of Certificated Shares of Common Stock
     Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate. If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “Fractional Shares.”
     SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
     We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately determined by the Board of Directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our transfer agent. Our transfer agent will aggregate all fractional shares following the reverse stock split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the reverse stock split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.
     If a shareholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Effective Time and after the shareholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “Holders of Certificated Shares of Common Stock.” Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, shareholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.
Authorized Shares
     If and when the Board of Directors elects to effect the reverse stock split, we will also reduce the number of authorized shares of Common Stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the Articles of Amendment, as discussed above. The table on page 59 under “Effect of the Reserve Stock Split on Holders of Outstanding Common Stock” shows the number to which authorized shares of Common Stock will be reduced resulting from the hypothetical reverse stock split ratios. The actual number of authorized shares after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.
Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities
     Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the Board of Directors.
Accounting Matters
     The proposed amendments to our Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain $.10 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.
Certain Federal Income Tax Consequences of the Reverse Stock Split
     The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock.
     Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

          This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.
          EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
          If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
     U.S. Holders
          The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. Holders who have blocks of existing Common Stock with different bases or holding periods or both should consult their tax advisers regarding the allocation of these to the Common Stock received upon the reverse stock split.
          A U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.
          U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
     Non-U.S. Holders
          The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Stock who is a foreign corporation or a non-resident alien individual.
          Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.
          U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to the payment of cash in lieu of a fractional share of our Common Stock to a non-U.S.

holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
No Appraisal Rights
     Under Florida law and our Articles of Incorporation, holders of our Common Stock will not be entitled to appraisal rights with respect to the reverse stock split.
Vote Required to Approve the Amendment and Recommendation
     This Proposal 4 requires approval by the affirmative vote of a majority of votes cast at the Meeting. Our Board of Directors has determined that the reverse stock split will not have the effect, directly or indirectly, of increasing, other than pro rata, the proportionate amount of voting shares of the Company or any of our subsidiaries which are beneficially owned of any person that is an affiliate of the Company immediately before the transaction.
The Board of Directors unanimously recommends a vote “FOR” Proposal 4.

PROPOSAL 5
ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
     As a participant in the CPP, we are required to include in this Proxy Statement and present at the Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. This Proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement. An annual say-on-pay vote by shareholders is required as long as the Company is a participant in the CPP. The Proposal will be presented at the Meeting in the form of the following resolution:
RESOLVED, that the holders of Common Stock of the Company approve the compensation of the Company’s executives as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the Annual Meeting.
     As provided under the American Recovery and Reinvestment Act of 2009, this vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or create or imply any additional fiduciary duty on the Board of Directors. Nor will it affect any compensation paid or awarded to any executive. The Salary and Benefits Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
     The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value. Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.
     This Proposal 5 requires approval by the affirmative vote of a majority of votes cast at the Meeting.
The Board of Directors unanimously recommends a vote “FOR” Proposal 5.

PROPOSAL 6
ADJOURNMENT OF THE ANNUAL MEETING
     Proposal 6 would give the proxy holders discretionary authority to vote to adjourn the Meeting for up to 120 days if there are not sufficient shares voted at the Meeting, in person or by proxy, to approve Proposals 1, 2, 3, 4 and 5.
     If the Company desires to adjourn the Meeting, the presiding officer at the Meeting will request a motion that the Meeting be adjourned for up to 120 days with respect to Proposals 1, 2, 3, 4 and 5 (and solely with respect to Proposals 1, 2, 3, 4 and 5 provided that a quorum is present at the Meeting), and no vote will be taken on those proposals at the originally scheduled Meeting. Unless revoked prior to its use, any proxy solicited for the Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for Proposals 1, 2, 3, 4 and 5.
     Approval of this Proposal will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the Meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against Proposals 1, 2, 3, 4 and 5. If the Company is unable to adjourn the Meeting to solicit additional proxies, Proposals 1, 2, 3, 4 and 5 may fail, not because shareholders voted against the proposals, but rather because there were not sufficient shares represented at the Meeting to approve Proposals 1, 2, 3, 4 and 5. The Company has no reason to believe that an adjournment of the Meeting will be necessary at this time.
     This Proposal requires approval by the affirmative vote of a majority of votes cast at the Meeting.
The Board of Directors unanimously recommends a vote “FOR” Proposal 6.

SHAREHOLDER PROPOSALS FOR 2012
     To be considered for inclusion in the Company’s Proxy Statement and Proxy for the 2012 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 9, 2011, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement.
     If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2012 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement. To be timely, the written notice (including a notice recommending a director candidate) must be received no later than February 7, 2012. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Articles of Incorporation. A copy of the Company’s Articles of Incorporation is available upon request from the Company’s Secretary.
OTHER MATTERS
     Management of Seacoast does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.
OTHER INFORMATION
Principal Offices
     The principal executive offices of Seacoast are located at 815 Colorado Avenue, Stuart, Florida 34994, and its telephone number is (772) 287-4000.
Annual Report on Form 10-K
     Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

By	Order of the Board of Directors,
DENNIS S. HUDSON III Chairman & Chief Executive Officer
April 7, 2011

Appendix A
AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
SEACOAST BANKING CORPORATION OF FLORIDA
     This amendment (the “Amendment”) to the Amended and Restated Articles of Incorporation (the “Restated Articles”) adds a new Section 4.06 to Article IV — Capital Stock, to read in its entirety as follows:
     ”Section 4.06. Restrictions on Transfer. The following provisions provide for certain restrictions on transfers of Common Stock.
     (a) Definitions. As used in this Section 4.06, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):
          (1) “5-percent Transaction” means any Transfer described in paragraph (1) or paragraph (2) of section (b) of this Section 4.06.
          (2) “5-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).
          (3) “Agent” has the meaning set forth in section (e) of this Section 4.06.
          (4) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and administrative rulings issued thereunder.
          (5) “Common Stock” means any interest in Common Stock that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
          (6) “Corporation Security” or “Corporation Securities” means (A) shares of Common Stock, (B) shares of Preferred Stock, (C) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-4(d)(9)) to purchase Securities of the Corporation, and (D) any Stock.
          (7) “Effective Date” means the date of filing of this Certificate of Amendment of Restated Articles of Incorporation of the Corporation with the Secretary of State of the State of Florida.
          (8) “Excess Securities” has the meaning given to such term in paragraph (1) of section (d) of this Section 4.06.
          (9) “Expiration Date” means the earliest of (A) the time at which Section 382 of the Code or any successor statute is repealed, if the Board of Directors determines that this Section 4.06 is no longer necessary for the preservation of Tax Benefits, (B) the first day of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, (C) such other date as the Board of Directors shall fix in accordance with section (k) of this Section 4.06, or (D) three years from the Effective Date unless this Section 4.06 is reapproved by shareholders.
          (10) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code, as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) or any successor provision.
          (11) “Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not mean a Public Group.
          (12) “Pre-existing 5-percent Shareholder” means (A) any Person that has filed a Schedule 13D or 13G with respect to the Common Stock on or before the Effective Date and (B) any “5-percent owner” or “higher tier entity” of any Person described in the foregoing clause (A) within the meaning of Treasury Regulation §§ 1.382-2T(f)(10) and 1.382-2T(f)(14).

          (13) “Preferred Stock” means any interest in Series A Preferred Stock that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
          (14) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
          (15) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Section 4.06.
          (16) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
          (17) “Purported Transferee” has the meaning set forth in paragraph (1) of section (d) of this Section 4.06.
          (18) “Securities” and “Security” each has the meaning set forth in section (g) of this Section 4.06.
          (19) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
          (20) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.
          (21) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
          (22) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group, including, without limitation, the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)(9)), but shall not include (A) the creation or grant of an option by the Corporation, or (B) the issuance of Stock by the Corporation.
          (23) “Transferee” means any Person to whom Corporation Securities are Transferred.
          (24) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
     (b) Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Section 4.06, except as otherwise provided by section (c) of this Section 4.06, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio (1) if the transferor is a 5-percent Shareholder or (2) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (A) any Person or group of Persons would become a 5-percent Shareholder or (B) the Percentage Stock Ownership in the Corporation of any 5-percent Shareholder would be increased.
     (c) Exceptions. (1) Notwithstanding anything to the contrary herein, if a Transfer by (but not to) a Pre-existing 5-percent Shareholder otherwise would be prohibited by section (b) of this Section 4.06, such Transfer shall not be prohibited under section (b) if both of the following conditions are met: (A) such Transfer does not increase the Percentage Stock Ownership of any 5-percent Shareholder or create a new 5-percent Shareholder, in each case other than a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) and (B) the Stock that is the subject of the Transfer was acquired by such Pre-existing 5-percent Shareholder prior to the Effective Date.
          (2) The restrictions set forth in section (b) of this Section 4.06 shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this section (c), the Board of Directors, may, in its sole discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is or is reasonably likely to be in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Section 4.06 through duly authorized officers or agents of the Corporation. Nothing in this section (c) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     (d) Excess Securities. (1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to section (e) of this Section 4.06 or until an approval is obtained under section (c) of this Section 4.06. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this section (d) or section (e) of this Section 4.06 shall also be a Prohibited Transfer.
          (2) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Section 4.06, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Section 4.06 as a condition to registering any transfer.
     (e) Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to section (f) of this Section 4.06 if the Agent rather than the Purported Transferee had resold the Excess Securities.

     (f) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder, (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the sole discretion of the Board of Directors, and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against the Corporation, except as provided herein. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this section (f). In no event shall the proceeds of any sale of Excess Securities pursuant to this section (f) inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
     (g) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Florida law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Shareholder to violate a restriction on Transfers provided for in this Section 4.06, the application of section (e) and section (f) of this Section 4.06 shall be modified as described in this section (g). In such case, no such 5-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 5-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 5-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Shareholder, following such disposition, not to be in violation of this Section 4.06. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in sections (e) and (f) of this Section 4.06, except that the maximum aggregate amount payable either to such 5-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5-percent Shareholder or such other Person. The purpose of this section (g) is to extend the restrictions in sections (b) and (e) of this Section 4.06 to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this section (g), along with the other provisions of this Section 4.06, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
     (h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to section (e) of this Section 4.06 (whether or not made within the time specified in section (e) of this Section 4.06), then the Corporation shall promptly take all actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this section (h) shall: (1) be deemed inconsistent with any Transfer of the Excess Securities provided in this Section 4.06 being void ab initio, (2) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, or (3) cause any failure of the Corporation to act within the time periods set forth in section (e) of this Section 4.06 to constitute a waiver or loss of any right of the Corporation under this Section 4.06. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Section 4.06.
     (i) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Section 4.06 who knowingly violates the provisions of this Section 4.06 and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

     (j) Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Section 4.06 or the status of the Tax Benefits of the Corporation.
     (k) Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Section 4.06 bear the following legend:
“THE ARTICLES OF INCORPORATION, AS AMENDED (THE “ARTICLES OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF FLORIDA (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE ARTICLES OF INCORPORATION TO CAUSE THE FIVE PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under section (c) of this Section 4.06 also bear a conspicuous legend referencing the applicable restrictions.
     (l) Authority of Board of Directors. (1) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Section 4.06, including, without limitation, (A) the identification of 5-percent Shareholders, (B) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any 5-percent Shareholder, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to section (f), and (F) any other matters which the Board of Directors determines to be relevant. The good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Section 4.06. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Section 4.06 for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Section 4.06.
          (2) Nothing contained in this Section 4.06 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Section 4.06, (iii) modify the definitions of any terms set forth in this Section 4.06 or (iv) modify the terms of this Section 4.06 as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, in its sole discretion, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
          (3) In the case of an ambiguity in the application of any of the provisions of this Section 4.06, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Section 4.06 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 4.06. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent and all other parties for all other purposes of this Section 4.06. The Board of Directors may delegate all or any portion of its duties and powers under this Section 4.06 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Section 4.06 through duly authorized officers or agents of the Corporation. Nothing in this Section 4.06 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     (m) Reliance. To the fullest extent permitted by law, the Corporation and the directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Section 4.06, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
     (n) Benefits of This Section 4.06. Nothing in this Section 4.06 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Section 4.06. This Section 4.06 shall be for the sole and exclusive benefit of the Corporation and the Agent.
     (o) Severability. The purpose of this Section 4.06 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Section 4.06 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 4.06.
     (p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Section 4.06, (1) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (2) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.”

Appendix B
ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SEACOAST BANKING CORPORATION OF FLORIDA
     SEACOAST BANKING CORPORATION OF FLORIDA, a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.1006 of the Florida Business Corporation Act (the “FBCA”) thereof, hereby certifies:
I.
     The name of the Corporation is “Seacoast Banking Corporation of Florida.”
II.
     Upon the filing and effectiveness (the “Effective Time”) pursuant to the FBCA of this Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, each [two][five][ten][fifteen][twenty][twenty-five][thirty] (1)  shares of the Corporation’s common stock, par value $0.10 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.10 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a shareholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the shareholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
     d. At the Effective Time of the Reverse Stock Split, the authorized shares of Common Stock of the Corporation is reduced to [      ] (2)  shares. Section 4.01 of the Corporation’s Amended and Restated Articles of Incorporation has been amended to read in its entirety as follows:
4.01	General. The total number of shares of all classes of capital stock (“Shares”) which the Corporation shall have the authority to issue is [ ](3) consisting of the following classes:
(1)	[ ] (2) Shares of common stock, $.10 par value per share (“Common Stock”); and

[1]	As determined by the Board of Directors.

[2]	The total number of shares of Common Stock authorized will be reduced by the reverse stock split ratio determined by the Board of Directors.

[3]	The total number of shares of all class of stock authorized will be the sum of the number of shares of Common Stock authorized and the number of shares of Preferred Stock authorized.

B-1

     (2) 4,000,000 Shares of preferred stock, $.10 par value per share (“Preferred Stock”).
III.
     The only voting group entitled to vote on the amendments contained in these Articles of Amendment was the holders of shares of Corporation’s common stock. These Articles of Amendment were duly adopted by the shareholders on [•], 2011 at the Corporation’s annual meeting of shareholders. The number of vote cast for the amendments above by the shareholders was sufficient for their approval.
     IN WITNESS WHEREOF, Seacoast Banking Corporation of Florida has caused this Articles of Amendment to be signed by Dennis S. Hudson, III, its Chairman and Chief Executive Officer, this ___ day of                   .

SEACOAST BANKING CORPORATION OF FLORIDA
By:
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer

B-2

PROXY	COMMON STOCK
THIS PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
SEACOAST BANKING CORPORATION OF FLORIDA
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY, MAY 26, 2011
The undersigned hereby appoints William R. Hahl and Charles Shaffer, or either of them, each with full power of substitution, as Proxies, to vote all shares of the Common Stock of Seacoast Banking Corporation of Florida (“Seacoast”) which the undersigned may be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Port St. Lucie Civic Center, 9221 S.E. Civic Center Place (corner of U.S. Highway 1 and Walton Road), Port St. Lucie, Florida, on Thursday, May 26, 2011, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the “Annual Meeting”), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 7, 2011, the receipt of which is acknowledged.
(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE
          Voting by telephone or Internet is quick, easy and immediate. As a Seacoast shareholder, you have the option of voting your shares electronically through the internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m. Eastern Time on May 25, 2011, the day before the meeting date. If you are outside of the continental United States, you may only vote by the Internet or by mail.

To Vote Your Proxy By Internet:
Go to
www.continental.stock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

To Vote Your Proxy By Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

To Vote Your Proxy By Mail:
Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
PLEASE VOTE PROMPTLY TO AVOID UNNECESSARY SOLICITATION COSTS.
â FOLD AND DETACH HERE AND READ THE REVERSE SIDE â

When this proxy is properly executed, all shares will be voted in the manner directed herein by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR all proposals, as recommended by the Board of Directors.
Please mark your votes like this	☒

1. Elect Directors			WITHHOLD
To withhold authority to vote for any individual nominee,		FOR all nominees	AUTHORITY
strike a line through that nominee’s name in the list below.		listed to the left	(all nominees listed)

01 Stephen E. Bohner	04 Dennis S. Hudson, III	☐	☐
02 T. Michael Crook	05 Edwin E. Walpole, III

	FOR	AGAINST	ABSTAIN
2. NOL Protective Amendment	☐	☐	☐

3. Ratification of Appointment of Independent Auditor	☐	☐	☐

4. Reverse Stock Split Extension	☐	☐	☐

5. Advisory (Non-binding) Vote on Compensation of Named Executive Officers	☐	☐	☐

6. Adjournment of the Annual Meeting	☐	☐	☐
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY	EMPLOYEE BENEFIT PLAN SHARES
THIS PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY, MAY 26, 2011
Employee Benefit Plans. This card provides voting instructions for shares of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) held in the Company’s Employee Stock Purchase Plan and Retirement Savings Plan for Employees of Seacoast National Bank. This notice applies only to shares or their equivalent held in one of these employee benefit plans. If you have shares registered directly in your name held by stock certificates, through our transfer agent in the Dividend Reinvestment and Stock Purchase Plan, or through a broker or other nominee, you must vote those shares separately. As a participant in the Employee Stock Purchase Plan and/or the Retirement Savings Plan with shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustees of those plans as to the voting of such shares.
Trustees’ Authorization. The undersigned on this card authorizes Marshall & Ilsley Trust Company N.A. (“M&I”) as Trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as Trustee of Seacoast’s Employee Stock Purchase Plan to vote all shares of the Common Stock in the Company allocated to the undersigned’s account under such plan(s) at the Company’s Annual Meeting of Shareholders to be held at the Port St. Lucie Civic Center, 9221 S.E. Civic Center Place (corner of U.S. Highway 1 and Walton Road), Port St. Lucie, Florida, on Thursday, May 26, 2011, at 3:00 P.M. Local Time (collectively, with any adjournments or postponements, the “Meeting”), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 7, 2011, the receipt of which is acknowledged.
This proxy, when properly executed, will be voted as directed by the shareholder. Shares held for you in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares by completing and returning your proxy card. If you do not properly complete and return your proxy card representing the shares allocated to your account in the Retirement Savings Plan, the Trustee may vote, or not vote, in its sole discretion the shares of stock or equivalents in your account. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your proxy voting instructions by May 17, 2011.
Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, with regard to the unmarked items, you are instructing the trustee(s) to vote FOR all proposals, as recommended by the Board of Directors.
Please mark your votes like this ☒

1. Elect Directors			WITHHOLD
To withhold authority to vote for any individual nominee,		FOR all nominees	AUTHORITY
strike a line through that nominee’s name in the list below.		listed to the left	(all nominees listed)

01 Stephen E. Bohner 02 T. Michael Crook	04 Dennis S. Hudson, III 05 Edwin E. Walpole, III	☐	☐

	FOR	AGAINST	ABSTAIN
2. NOL Protective Amendment	☐	☐	☐

3. Ratification of Appointment of Independent Auditor	☐	☐	☐

4. Reverse Stock Split Extension	☐	☐	☐

5. Advisory (Non-binding) Vote on Compensation of Named Executive Officers	☐	☐	☐

6. Adjournment of the Annual Meeting	☐	☐	☐
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Signature		Date
Please sign exactly as your name appears above.
Return card to: Sharon Mehl, Executive Offices, Seacoast Banking Corporation, P. O. Box 9012, Stuart, FL 34995